Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232777

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 18, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 8, 2019)

American Depositary Shares representing              Ordinary Shares

RedHill Biopharma Ltd.

We are offering      American Depositary Shares (“ADSs”) pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents 10 of our ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”).

The ADSs are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “RDHL.” On November 17, 2021, the last reported sale price of the ADSs on Nasdaq was $4.06 per ADS.

The underwriter has agreed to purchase our ADSs at a price of $           per share, which will result in approximately $         of proceeds to us before expenses, and assuming no exercise by the underwriter of the option described below. The underwriter may offer the ADSs from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. See “Underwriting.”

We have granted the underwriter an option for a period of 30 days to purchase up to an additional          ADSs from us at the same price per ADS to the underwriter. If the underwriter exercises the option in full, the total proceeds to us, before expenses, will be approximately $        .

We have agreed to reimburse the underwriter for certain offering related expenses. See “Underwriting” for details and information regarding the compensation to be paid to the underwriter.

Investing in the ADSs representing our Ordinary Shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ADSs is expected to be made on or about                        , 2021.

Sole Book-Running Manager

Cantor

Prospectus supplement dated                       , 2021.

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of the registration statement (No. 333-232777) that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein or therein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, nor the sale of our ADSs means that information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-43 of this prospectus supplement.

Unless the context otherwise requires, all references to “RedHill,” “we,” “us,” “our,” the “Company” and similar designations refer to RedHill Biopharma Ltd. and its wholly-owned subsidiary, RedHill Biopharma Inc. The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States (“U.S.”). Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

We are offering to sell, and seeking offers to buy, and the underwriter is soliciting offers to buy, ADSs representing our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms, including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-14 of this prospectus supplement, and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	our ability to obtain additional financing;

•	the commercialization and market acceptance of our commercial products;

•	our ability to generate sufficient revenues from our commercial products, including obtaining commercial insurance and government reimbursement;

•
our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials, and to complete the development of such therapeutic candidates and obtain approval for marketing by the Food and Drug Administration (“FDA”) or other regulatory authorities;

•
our reliance on third parties to satisfactorily conduct key portions of our commercial operations, including manufacturing and other supply chain functions, market analysis services, safety monitoring, regulatory reporting and sales data analysis and the risk that those third parties may not perform such functions satisfactorily;

•	our ability to maintain an appropriate sales and marketing infrastructure;

•	our ability to establish and maintain corporate collaborations;

•
that our current commercial products or commercial products that we may commercialize or promote in the future may be withdrawn from the market by regulatory authorities and our need to comply with continuing laws, regulations and guidelines to maintain clearances and approvals for those products;

•	our exposure to significant drug product liability claims;

•	the completion of any postmarketing studies or trials;

•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and to maintain our own marketing and commercialization capabilities;

•	our estimates of the markets, their size, characteristics and their potential for our commercial products and therapeutic candidates and our ability to serve those markets;

•	the successful commercialization of products we in-license or acquire;

•	our inability to enforce claims relating to a breach of a representation and warranty by a counterparty;

•	the hiring and continued employment of executives, sales personnel, and contractors;

•	our receipt and timing of regulatory clarity and approvals for our commercial products and therapeutic candidates, and the timing of other regulatory filings and approvals;

•
the initiation, timing, progress, and results of our research, development, manufacturing, preclinical studies, clinical trials, and other commercial efforts and therapeutic candidate development, as well as the extent and number of additional studies that we may be required to conduct;

•	our reliance on third parties to conduct key portions of our clinical trials, including data management services and the risk that those third parties may not perform such functions satisfactorily;

•
our reliance on third parties to manufacture and supply our therapeutic candidates and their respective active pharmaceutical ingredients with the requisite quality and manufacturing standards in sufficient quantities and within the required timeframes and at an acceptable cost;

•	the research, manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates;

•	the interpretation of the properties and characteristics of our commercial products or therapeutic candidates and of the results obtained in research, preclinical studies or clinical trials;

•	the implementation of our business model, strategic plans for our business, commercial products, and therapeutic candidates;

•	heightened attention on the problems associated with opioids;

•	the impact of other companies and technologies that compete with us within our industry;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our commercial products and therapeutic candidates, including from existing or future claims of infringement, and our ability to operate our business without infringing or violating the intellectual property rights of others;

•	parties from whom we license or acquire our intellectual property defaulting in their obligations toward us;

•
the failure by a licensor or a partner of ours to meet their respective obligations under our acquisition, in-license or other development or commercialization agreements or renegotiate the obligations under such agreements, or if other events occur that are not within our control, such as bankruptcy of a licensor or a partner;

•	our reliance on the actions of third parties, including sublicensors and their other sublicensees, to maintain our rights under our in-licenses which are sublicenses;

•	the effect of a potential occurrence of patients suffering serious adverse events using investigative drugs under our Expanded Access Program;

•	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats;

•	the effects of the economic and business environment, including unforeseeable events; and

•	the impact on our business of the political and security situation in Israel, the U.S. and other places in which we operate.

Summary of Risk Factors

The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read the “Risk Factors” section, including the “Item 3. Key Information – Risk Factors” in our Annual Report on Form 20-F for the year-ended December 31, 2020, in full.

•
Our pursuit of treatments for SARS-CoV-2 (the virus that causes COVID-19) infection in patients entails a high level of uncertainty. We have conducted limited testing of both opaganib and RHB-107 and cannot assure you that either of them will prove to be a safe and effective treatment for COVID-19 or will be approved for marketing or Emergency Use Authorization by the FDA or other regulatory authorities.

•
If we are successful in developing a COVID-19 therapeutic, we may need to devote significant resources to our manufacturing scale-up and large-scale deployment, including for use by commercial partners, the U.S. or other governments. If one or more of our COVID-19 therapeutic candidates is approved for marketing, we may also need to devote significant resources to further expand our U.S. sales and marketing activities and increase or maintain personnel to accommodate sales in the U.S., and we may need to expand our activities outside of the U.S. with third-party partners.

•	The ongoing COVID-19 pandemic may continue to adversely affect our business, revenues, results of operations and financial condition.

•
Our current working capital is not sufficient to commercialize our current commercial products or to complete the research and development with respect to any or all of our therapeutic candidates. We may need to raise additional capital to achieve our strategic objectives and to execute our business plans, and our failure to raise sufficient capital would significantly impair our ability to fund the commercialization of our current commercial products, therapeutic candidates, or the products we may commercialize or promote in the future, attract development or commercial partners or retain key personnel, and to fund operations and develop our therapeutic candidates.

•	Our long-term capital requirements are subject to numerous risks.

•
Our term loan facility imposes significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and may restrict our operational flexibility, and our failure to comply with the restrictive covenants in our term loan facility could have a material adverse effect on our business.

•	We may be unable to generate sufficient cash flow to make the required payments under the term loan facility or to adhere to other requirements under the term loan facility.

•
The indebtedness under our term loan facility is secured by substantially all of the current and future assets of RedHill Biopharma Inc., all of our assets related in any material respect to Talicia®, and all of the equity interests of RedHill Biopharma Inc. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

•
If we or our future development or commercialization partners are unable to obtain or maintain the FDA or other foreign regulatory clearance and approval for our commercial products or therapeutic candidates, we or our commercialization partners will be unable to commercialize our current commercial products, products we may commercialize or promote in the future or our therapeutic candidates, upon approval, if any.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-14 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

We are a specialty biopharmaceutical company, primarily focused on gastrointestinal (“GI”) and infectious diseases. Our primary goal is to become a leading specialty biopharmaceutical company through our commercial presence in the U.S. that supports commercialization of our current and potentially additional products approved for marketing in the U.S., and potential future commercialization of our therapeutic candidates, if approved.

We are currently focused primarily on the commercialization in the U.S. of the GI-related products, Movantik® (naloxegol), Talicia® (omeprazole, amoxicillin, and rifabutin) and Aemcolo® (rifamycin).

In addition, we continue to develop our pipeline of clinical-stage therapeutic candidates, including, among others, opaganib (ABC294640) and RHB-107 (upamostat), as potential treatments for COVID-19. We look for opportunities to leverage our commercial presence and capabilities in the U.S. to support the potential future launch of our therapeutic candidates currently under development, if approved by the FDA, or any FDA-approved products that we may acquire the rights to in the future.

Our therapeutic candidates are designed to exhibit greater efficacy and/or provide improvements over existing treatments in various ways, including by one or more of the following: by improving their effectiveness in treating an unmet medical need, improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form or providing a cost advantage. Our current pipeline consists of six therapeutic candidates, most of which are in late-stage clinical development.

We generate our pipeline of therapeutic candidates by identifying, validating and in-licensing or acquiring products that are consistent with our product and corporate strategy and that have the potential to exhibit a favorable probability of therapeutic and commercial success. We have one product that we primarily developed internally which has been approved for marketing and, to date, none of our therapeutic candidates has generated meaningful revenues. We plan to commercialize our therapeutic candidates, upon approval, if any, through licensing and other commercialization arrangements outside the U.S. with pharmaceutical companies on a global and territorial basis or, in the case of commercialization in the U.S., independently with our dedicated commercial operations or in potential partnership with other commercial-stage companies. We also evaluate, on a case-by-case basis, co-development, co-promotion, licensing, acquisitions and similar arrangements.

U.S. and Global COVID-19 Studies with opaganib

Opaganib, a new chemical entity, is a proprietary, first-in-class, orally-administered, sphingosine kinase-2 (SK2) selective inhibitor with observed anticancer, anti-inflammatory, and antiviral activities, targeting multiple oncology, viral, inflammatory, and gastrointestinal indications.

Phase 2/3 clinical trial

In July 2020, we initiated a global Phase 2/3 clinical trial evaluating opaganib in hospitalized patients with severe COVID-19 pneumonia. This global multi-center, randomized, double-blind, parallel-arm, placebo-controlled trial enrolled a total of 475 patients requiring hospitalization and treatment with supplemental oxygen. The study was approved in ten countries.

In September 2021, we reported that preliminary top-line data from the opaganib (ABC294640) global Phase 2/3 study in hospitalized patients with severe COVID-19 pneumonia showed that the study did not meet its primary endpoint. Analysis of the study efficacy endpoints did show trends in favor of the opaganib arm as compared to placebo across multiple endpoints, including the primary endpoint, despite not achieving statistical significance.

In October 2021, we reported new data from a further analysis of this study, showing that treatment with oral opaganib as compared to the placebo-controlled arm resulted in a 62% statistically significant reduction in mortality as well as statistically significant improved outcomes in time to room air and median time to hospital discharge in a group of 251 hospitalized, moderately severe COVID-19 patients, comprising 54% of the study participants.

These new results were from a post-hoc analysis of data from the 251 study participants requiring a Fraction of inspired Oxygen (FiO2) up to 60% at baseline. Patients with FiO2 ≤ 60% are still considered to be severely affected and typically require oxygen supplementation via a nasal cannula or face mask.

Analyses of the FiO2 up to 60% patient subset from the opaganib Phase 2/3 study, the approximate median for FiO2 levels in the study, who were treated with either opaganib or placebo in addition to standard-of-care (including dexamethasone and/or remdesivir) demonstrated consistent benefit across endpoints, in this subset of hospitalized moderately severe patients. Given the post-hoc characteristics of this subset, statistical inferences of significance cannot be formally attributed (nominal values presented). We also conducted a sensitivity analysis to account for missing data interpretability:

•
Mortality: Opaganib treatment resulted in a statistically significant 62% reduction in mortality (7/117 patients treated with opaganib vs. 21/134 for placebo; nominal p-value=0.019, Relative Risk 2.6) (Sensitivity Analysis: 5/117 vs. 16/134, 64% efficacy benefit; nominal p-value=0.033, Relative Risk - 2.8).

A detailed analysis of baseline risk factors and their potential impact on the mortality outcome in the sensitivity analysis group has also been undertaken, showing that the benefit is robustly maintained irrespective of the subgroups/risk factors, confirming that the positive outcome observed is due to opaganib.

•
Reaching Room Air by Day 14 (primary endpoint of the study): 77% of opaganib-treated patients reached room air by Day 14 vs. 63.5% for placebo – an efficacy benefit of 21% with opaganib (nominal p-value=0.033).

•
Median time to discharge: Patients treated with opaganib showed median time of 10 days to discharge vs. 14 days for the placebo arm, resulting in a saving of four days hospitalization per opaganib patient and saving a total of 524 cumulative days of hospitalization across the group by Day 42, nominal p-value=0.0195.

•
Safety: Overall adverse events were balanced between the opaganib and placebo groups, suggesting good safety, with no new safety signals emerging, further supporting potential use in this patient population and earlier stage populations.

Top-line safety data for the Phase 2/3 clinical trial showed good tolerability of opaganib, with balanced adverse events between the study arms. Analysis of the top-line data is still ongoing, including further analysis of the potential for increased benefit of treatment with opaganib in patients at earlier stages of disease. RedHill announced that it has submitted data packages for opaganib for COVID-19 in the U.S., EU, UK and other territories ahead of planned regulatory advice.

The top-line results from the Phase 2/3 study with opaganib are preliminary in nature and were provided to the Company by an independent third-party. The Company intends to further examine the data from this study in greater detail, along with all the information gathered during this study, including all safety, and secondary outcome measures.

Additional studies to support the potential of regulatory applications and the use or marketing of opaganib are likely to be required. For example, the FDA has indicated we will need to complete additional studies to support applications in the U.S.

Discussions are also ongoing with potential partners who are interested in the rights to opaganib in various territories.

Preclinical studies

In September 2021, we announced results of a new preclinical study demonstrating opaganib’s efficacy in significantly decreasing renal fibrosis in a unilateral ureteral obstruction-induced renal interstitial fibrosis model. Reports suggest that over 20% of hospitalized COVID-19 patients experience acute renal failure. The aim of the in vivo efficacy study was to verify the effect of opaganib on kidney inflammation and fibrosis in a unilateral ureteral obstruction (UUO) model – a well characterized model for renal fibrosis. Results from the study showed that opaganib significantly decreased renal fibrosis.

Opaganib demonstrated potent antiviral activity against SARS-CoV-2, the virus that causes COVID-19, completely inhibiting viral replication in an in vitro model of human lung bronchial tissue. In June 2021, we announced that preliminary results from a preclinical study demonstrated potent inhibition of the Beta and Gamma COVID-19 variants of concern by opaganib at non-cytotoxic doses. We further announced in August 2021 that opaganib demonstrated strong inhibition of the Delta variant replication while maintaining cell viability at relevant concentrations in a 3D tissue model of human bronchial epithelial cells. Based on opaganib’s unique host-targeted mechanism and the preliminary results of this study, we believe opaganib is likely to also maintain its activity against emerging variants of COVID-19.

Phase 2 clinical trial

In December 2020, we announced that our randomized, double-blind, placebo-controlled U.S. Phase 2 trial with opaganib in patients hospitalized with COVID-19 pneumonia demonstrated positive safety and efficacy data. The trial, which was not powered for statistical significance, enrolled 40 patients requiring hospitalization and supplemental oxygen.

Opaganib in Other Indications

Opaganib was originally developed by U.S.-based Apogee Biotechnology Corp. (“Apogee”) and completed multiple successful preclinical studies in oncology, inflammation, GI, and radioprotection models, as well as a Phase 1 clinical trial in cancer patients with advanced solid tumors and an additional Phase 1 trial in multiple myeloma.

Opaganib is also being evaluated in an ongoing Phase 2a trial in advanced cholangiocarcinoma at Mayo Clinics in Arizona and Minnesota, Emory University and the Huntsman Cancer Institute at the University of Utah. Enrollment has been completed for the first cohort of 39 patients, evaluating the activity of orally-administered opaganib as a stand-alone treatment. Preliminary data from this cohort indicated a signal of activity in a number of subjects with advanced cholangiocarcinoma. Enrollment is ongoing for a second cohort, evaluating opaganib in combination with hydroxychloroquine, an anti-autophagy agent. Opaganib received orphan drug designation from the FDA for the treatment of cholangiocarcinoma.

In addition, opaganib is being evaluated in an investigator-initiated open-label Phase 2 study in combination with androgen inhibitors in advanced prostate cancer at the Medical University of South Carolina (MUSC) and Emory University. In August 2021, we announced that based on a preliminary review of partial and unaudited data in the ongoing study, the study had met its primary endpoint of at least six subjects demonstrating disease control (defined as stable disease or better after 16 weeks on treatment) among at least 27 evaluable subjects. Upon further review and analysis of the unaudited data, the Company now reports that the study did not meet its primary endpoint in the study arm evaluating opaganib in combination with enzalutamide. Patient enrolment continues for the study’s other arm, evaluating a combination of opaganib and abiraterone. Accrual and data entry are ongoing and results for the study remain subject to further review and analysis.

Preclinical data have demonstrated both anti-inflammatory and antiviral activities of opaganib, demonstrating the potential to reduce inflammatory lung disorders, such as pneumonia, and mitigate pulmonary fibrotic damage.

Additionally, preclinical in vivo studies have demonstrated that opaganib decreased fatality rates from influenza virus infection and ameliorated Pseudomonas aeruginosa-induced lung injury by reducing the levels of IL-6 and TNF-alpha in bronchoalveolar lavage fluids.

Our Approved and Commercial Products in the U.S.

We have established the headquarters of our U.S. commercial operations in Raleigh, North Carolina. Our U.S. operations promote Movantik® for opioid-induced constipation in adults, Talicia® for the treatment of H. pylori infection in adults and Aemcolo® for the treatment of travelers’ diarrhea in adults. We also expect our U.S. operations to serve as the platform for potential launch of our proprietary, late-clinical stage therapeutic candidates in the U.S., if approved by the FDA, and potential in-licensed or acquired commercial-stage products in the U.S.

Movantik®

In April 2020, we acquired from AstraZeneca AB (“AstraZeneca”) worldwide rights (excluding Europe and Canada) to commercialize and develop Movantik® (naloxegol), pursuant to a license agreement, dated February 23, 2020 (the “AstraZeneca License Agreement”), and in October 2020 we obtained the rights to commercialize and develop Movantik® in Israel. Movantik® is a proprietary once-daily oral peripherally acting mu-opioid receptor antagonist (PAMORA) approved by the FDA for the treatment of opioid-induced constipation (OIC) in adult patients with chronic non-cancer pain, including patients with chronic pain related to prior cancer or its treatment who do not require frequent (e.g., weekly) opioid dosage escalation. We initiated our U.S. commercialization activities for Movantik® in April 2020.

Talicia® (omeprazole magnesium, amoxicillin, and rifabutin) delayed-release capsules 10 mg/250 mg/12.5 mg

Talicia® is our proprietary drug approved for marketing in the U.S. for the treatment of H. pylori infection in adults. Talicia® is a combination of three approved drug products – omeprazole, which is a proton pump inhibitor (prevents the secretion of hydrogen ions necessary for the digestion of food in the stomach), amoxicillin and rifabutin, which are antibiotics. Talicia® is administered to patients orally.

Talicia® is designed to address the high resistance of H. pylori bacteria to the antibiotics commonly used in current standard-of-care therapies. Talicia®’s approval was supported, in part, by the results of two positive Phase 3 trials in the U.S. for the treatment of H. pylori-positive adult patients complaining of epigastric pain and/or discomfort. The confirmatory Phase 3 trial of Talicia® demonstrated 84% eradication of H. pylori infection with Talicia® vs. 58% in the active comparator arm (p<0.0001). Further, in an analysis of data from this trial, it was observed that subjects with measurable blood levels of drug at visit 3 (approximately day 13) had response rates of 90.3% in the Talicia® arm vs. 64.7% in the active comparator arm.

We believe that Talicia® may offer a significant benefit over other currently approved drugs in part because of the resistance profile demonstrated in our Phase 3 program, which showed no bacterial resistance to rifabutin and high resistance to clarithromycin and metronidazole in culture results from subjects enrolled in the Phase 3 study from across 20 U.S. states.

Talicia® is the first product we developed that was approved for marketing in the U.S. Talicia® was approved by the FDA on November 1, 2019, and we launched Talicia® in the U.S. in March 2020.

In November 2014, Talicia® was granted Qualified Infectious Disease Product (QIDP) designation by the FDA. Under its QIDP designation, Talicia® is eligible for an additional five years of U.S. market exclusivity, on top of the standard exclusivity period, for a total of eight years of market exclusivity.

Aemcolo®

Aemcolo®, containing 194 mg of rifamycin, is an orally administered, minimally absorbed antibiotic that is delivered to the colon, approved by the FDA in 2018 for the treatment of travelers’ diarrhea caused by non-invasive strains of E. coli in adults (“Travelers’ Diarrhea”). In October 2019, we entered into a license agreement with a wholly-owned subsidiary of Cosmo Pharmaceuticals N.V. (“Cosmo”) pursuant to which we were granted exclusive rights to commercialize Aemcolo® in the U.S. In December 2019, we launched the commercialization of Aemcolo® in the U.S.

In October 2017, the FDA granted QIDP and Fast Track designations for Aemcolo®. Together with new chemical entity (NCE) designation, Aemcolo® enjoys marketing exclusivity until 2028. Due to the significant decrease in travel as a result of the pandemic, the travelers’ diarrhea market has been significantly impacted, and we have not generated meaningful revenues from the sale of Aemcolo®. We do not expect Aemcolo® to generate meaningful revenues until U.S. international travel returns to pre-COVID-19 pandemic levels, if at all, and there can be no assurance that we will generate meaningful revenues upon return of U.S. international travel to pre-pandemic levels.

Cosmo has contacted the Company to request we return the U.S. rights to Aemcolo® and we plan to hold discussions on the matter. Of note, under the 2019 Aemcolo® license agreement, both parties have the right to terminate the agreement unilaterally in October 2022, subject to certain conditions.

RedHill has implemented plans, including re-launching active field promotion of Aemcolo®, to support, and build on, the initial momentum that Aemcolo® was generating pre-COVID-19 travel restrictions.

We continue to pursue the acquisition of additional commercial products, including, without limitation, through licensing or promotion transaction, asset purchase, joint venture with, acquisition of, or merger with or other business combination with, companies with rights to commercial GI and other relevant assets and are continuously working to expand U.S.-managed care access and coverage to our commercial products, where appropriate. We plan to pursue such opportunities in the U.S. and, if available, in other jurisdictions; however, we intend to focus our commercial activities in the U.S.

Our Therapeutic Product Candidates

RHB‑204

RHB‑204 is a patented fixed-dose oral capsule containing a combination of three antibiotics developed for the treatment of pulmonary Mycobacterium avium Complex (MAC) disease in adults with nodular bronchiectasis (also referred to hereafter as pulmonary nontuberculous mycobacteria (NTM) disease caused by MAC). Each capsule contains clarithromycin, clofazimine, and rifabutin, at doses distinct from RHB‑104.

In November 2020, we initiated our Phase 3 trial to evaluate the efficacy and safety of RHB-204 in adults with pulmonary NTM disease caused by MAC infection. This multi-center, randomized, double-blind, two-part, placebo-controlled, parallel-group Phase 3 trial is planned to be conducted at up to 40 sites across the U.S. The co-primary endpoints for Part 1 of the study are the proportion of patients with sputum culture conversion after six months of treatment, defined as three consecutive monthly negative sputum cultures with RHB-204, compared to placebo, and the mean change in the Quality-of-Life questionnaire - Bronchiectasis (QoL-B) Respiratory Symptoms domain score from baseline to Month six for RHB-204 compared to placebo. Subjects entering Part 2 of the study after Month 6 assessments will receive open-label RHB-204 for 10 months, followed by post-treatment follow up of 3 months, with patient reported outcomes and durability of microbiological response assessed at Month 6 and Month 19.  An interim sample size re-estimate is planned once the study reaches approximately 50% enrolment. Recruitment of patients to the Phase 3 study has been challenging and slowed due to the COVID-19 pandemic.

RHB‑204 has been granted QIDP designation by the FDA for the treatment of pulmonary NTM disease, including eligibility for Priority Review, Accelerated Approval and an extended market exclusivity period, if approved for marketing in the U.S. RHB-204 has also been granted Orphan Drug designation by the FDA which, together with the QIDP designation will extend U.S. market exclusivity to a total of 12 years, if RHB-204 is approved by the FDA. In January 2021, we announced that the FDA granted RHB-204 Fast Track designation, allowing RedHill access to early and frequent communications with the FDA, to expedite the RHB-204 development program, and to a rolling review of a new drug application.

RHB-107

RHB-107 (formerly Mesupron) (INN: upamostat) is a proprietary, first-in-class, orally-administered potent inhibitor of several serine proteases. We are developing this investigational new drug as a potential treatment for symptomatic COVID-19 patients that do not require hospitalization. In addition, we believe RHB-107 has potential in targeting cancer, inflammatory lung diseases and gastrointestinal diseases.

In February 2021, the first patient had been dosed in a Phase 2/3 clinical study evaluating oral RHB-107 in non-hospitalized patients with symptomatic COVID-19. This 2-part, multicenter, randomized, double-blind, placebo-controlled, parallel-group trial will evaluate the safety and efficacy of RHB-107 and is ongoing in the U.S. and South Africa.

In November 2021 we announced that the last patient had been enrolled in Part A of the study, which enrolled a total of 61 patients, and is designed to evaluate safety and tolerability and for dose selection. The second part of the trial is planned to evaluate hospitalization, mortality and clinical recovery as clinical endpoints. Each patient will be tested for specific viral strain. Several secondary and exploratory endpoints will also be assessed. Top-line results from Part A of the study are expected in the first quarter of 2022.

RHB-107 had demonstrated strong inhibition of SARS-CoV-2 viral replication in an in vitro human bronchial epithelial cell model.

In May 2021, we received a notice of allowance from the USPTO covering RHB-107 as a method for the treatment of COVID-19 caused by the SARS-CoV-2 virus. The patent is expected to protect RHB-107 for the treatment of COVID-19 until at least 2041, once granted.

Strategic Transaction with Kukbo

In November 2021, we entered into a strategic transaction with Kukbo Co. Ltd. (“Kukbo”), a South Korean corporation, for the sale of our ADSs in a private placement of up to $10 million at a 20% premium to the prior 30 trading days’ volume weighted average price (“VWAP”). Kukbo’s strategic investment is to be made in two tranches, with the first tranche of $5 million already paid and the second tranche of $5 million to follow within six months, subject to satisfaction of certain conditions. As part of the first tranche, we issued 827,586 ADSs at a purchase price of $6.04, representing a 20% premium based on the VWAP of our ADSs on Nasdaq over the 30 trading days ending on the effective date. All ADSs are to be issued with a 180-day transfer restriction.

In addition, under the terms of the agreement, we agreed to grant Kukbo a right of first offer, for a period of six months, for a license with respect to one or more of opaganib, RHB-107 and Talicia, for one or more of the territories of South Korea, Japan, Indonesia, Vietnam, Thailand and Malaysia. Kukbo has the right to elect not to purchase the ADSs in the second tranche if no such license agreement is executed within six months of the closing of the first tranche.

Preliminary Estimated Financial Results for the Quarter Ended September 30, 2021

While complete financial information and operating data as of and for such period are not yet available, based on the information and data currently available, our preliminary estimated net revenues for the quarter ended September 30, 2021, are expected to be in the range of approximately $21 million to $22 million, compared to $20.9 million in the quarter ended September 30, 2020. Our estimated operating loss for the quarter ended September 30, 2021, was in the range of $17 million to $19 million, compared to $14.5 million in the quarter ended September 30, 2020.  As of September 30, 2021, our cash, cash equivalents, short-term investments and restricted cash are estimated to be approximately $51.5 million. Our restricted cash as of September 30,2021 was $16 million as required by our credit agreement with HCR Collateral Management, LLC.

Talicia® delivered 15% prescription volume growth in the third quarter of 2021, as compared to the previous quarter. Movantik® delivered 1.1% prescription volume growth in the third quarter of 2021, as compared to the previous quarter.

The preliminary estimates above represent the most current information available to our management and do not present all necessary information for an understanding of our financial condition as of and the results of operations for the quarter ended September 30, 2021, or as of September 30, 2021. We are currently preparing our financial results for the period ended September 30, 2021. There is no assurance that our net revenues and operating loss for the period ended September 30, 2021 or our cash, short-term investments and restricted cash as of September 30, 2021, to be reported in our financial statements, when finalized, will not differ from the preliminary estimates provided. Any such differences could be material, and accordingly, prospective investors should not place undue reliance on these estimates. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of September 30, 2021. Our financial statements and operating data as of and for the nine months ended September 30, 2021, will not be available until after this offering is completed.

The preliminary financial data included in this document has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, compiled or applied agreed upon procedures with respect to the preliminary financial data. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto. These are preliminary estimates which should not be regarded as a representation by us, our management, or the underwriter as to our actual results for the quarter ended September 30, 2021.

Corporate Information

We were incorporated as a limited liability company under the laws of the State of Israel on August 3, 2009. Our principal executive offices are located at 21 Ha’arba’a Street, Tel-Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus. Our registered agent in the U.S. is RedHill Biopharma Inc. The address of RedHill Biopharma Inc. is 8045 Arco Corporate Drive, Suite 200, Raleigh, NC 27617, U.S.A.

THE OFFERING

ADSs offered by us	ADSs representing Ordinary Shares.

Option to purchase additional ADSs	We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional ADSs from us.

Ordinary Shares to be outstanding after this offering	Ordinary Shares (or Ordinary Shares assuming the underwriter exercises in full its option to purchase additional ADSs).

The ADSs
Each ADS represents 10 Ordinary Shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, or its nominee, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of December 26, 2012, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by the Depositary with the SEC on December 6, 2012.

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the Ordinary Shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of proceeds
We intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, to fund our commercialization activities, clinical development programs and for acquisitions and general corporate purposes. See “Use of Proceeds.”

Risk factors
Before deciding to invest in the ADSs, you should carefully consider the risks related to our business, the offering, the ADSs and our Ordinary Shares, and our location in Israel. See “Risk Factors” on page S-14 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Nasdaq Global Market symbol for ADSs	RDHL.

Depositary	The Bank of New York Mellon.

The number of Ordinary Shares to be outstanding immediately after the offering, as shown above, is based on 467,251,384 Ordinary Shares outstanding as of June 30, 2021. As of June 30, 2021, we had 70,358,040 Ordinary Shares issuable upon the exercise of outstanding options to purchase 70,358,040 Ordinary Shares at a weighted average exercise price of $0.66 per share (equivalent to 7,035,804 ADSs at a weighted average exercise price of $6.55 per ADS). The number of Ordinary Shares to be outstanding immediately after the offering does not include Ordinary Shares issuable upon options that currently remain outstanding and the ADSs we agreed to issue to Kukbo for second tranche of $5 million but includes the following ADSs issued subsequent to June 30, 2021: (i) an aggregate of 827,586 ADSs issued to Kukbo on November 8, 2021 as part of a private placement of our ADSs, (ii) an aggregate of 49,828 ADSs sold under our existing “at-the-market” equity offering program established with SVB Leerink LLC and Cantor Fitzgerald & Co., and (iii) an aggregate of 113,015 ADSs issued upon the exercise of options.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities and assumes no exercise of the outstanding options described above. Except as otherwise indicated, the information in this prospectus supplement, including the number of Ordinary Shares that will be outstanding after this offering, does not assume or give effect to the exercise of the underwriter’s option to purchase additional ADSs in this offering.

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Intellectual Property

Legal proceedings or third-party claims of intellectual property infringement and other challenges may require us to spend substantial time and money and could prevent us from developing or commercializing any of our commercial products and our therapeutic candidates.

The development, manufacture, use, offer for sale, sale or importation of any of our commercial products or any of our therapeutic candidates may infringe on the claims of third-party patents or other intellectual property rights. Patentability, invalidity, freedom-to-operate or other opinions may be required to determine the scope and validity of third-party proprietary rights. The nature of claims contained in unpublished patent filings around the world is unknown to us and it is not possible to know which countries patent holders may choose for an extension of their filings under the Patent Cooperation Treaty or other mechanisms. We may also be subject to claims based on the actions of employees and consultants with respect to the usage or disclosure of intellectual property learned at other employers. The cost to us of any intellectual property litigation or other infringement proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Intellectual property litigation and other proceedings may also absorb significant management time. Consequently, we are unable to guarantee that we will be able to manufacture, use, offer for sale, sell or import any of our commercial products or  our therapeutic candidates in the event of an infringement action.

In the event of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a therapeutic candidate and any products that we may commercialize or promote or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement or other claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses or the ability to exclude others using proprietary rights could have a material adverse effect on our reputation, business, financial condition or results of operations.

On February 22, 2021, Aether Therapeutics Inc., filed a complaint against us in the United States District Court for the District of Delaware, alleging that our marketing of the Movantik® product infringes U.S. Patent Nos. 6,713,488, 8,748,448, 8,883,817 and 9,061,024 held by Aether Therapeutics Inc., the Aether Patents. Aether has asserted the Aether Patents against other entities previously involved in the marketing of the Movantik® product. Given the stage of the Aether litigation, we are unable to predict the likelihood of success of the claims of Aether Therapeutics Inc. against us or to quantify any risk of loss. The Aether Litigation could last for an extended period of time and require us to dedicate significant financial resources and management resources to our defense. An adverse ruling against us could materially and adversely affect our business, financial position, results of operations or cash flows and could also result in reputational harm. Even if we are successful in defending against these claims, the Aether Litigation could result in delays in future product developments, reputational harm or other collateral consequences.

Risks Related to our Commercial Products

The license agreements we maintain, including our license agreement with Cosmo, may be amended or terminated. If we or the other parties to our license agreements amend or terminate the license agreements, the development, testing, manufacture, production and sale of our products or product candidates may be delayed or terminated, and our business may be adversely affected.

We are parties to commercialization or license agreements, which may be terminated, subject to conditions set forth in such agreements. On October 17, 2019, we entered into a strategic collaboration with Cosmo, which included a license agreement (the “License Agreement”) with a wholly-owned subsidiary of Cosmo pursuant to which we were granted exclusive rights to commercialize Aemcolo® in the United States.  The License Agreement provides that, beginning in October 2022, both parties have the right to terminate the License Agreement unilaterally, subject to certain conditions. Cosmo has recently expressed an interest in regaining its rights to Aemcolo® from us prior to October 2022 and may, therefore, elect to terminate the License Agreement under the terms of the License Agreement, or we may mutually elect to terminate the License Agreement sooner. Subject to and following amendment or termination of the License Agreement, we would no longer be able to commercialize Aemcolo® and may never recover the costs we incurred during the term of the License Agreement. Any alternative collaboration or license, if any, could be on less favorable terms to us.

Risks Related to our ADSs

U.S. holders of ADSs may suffer adverse tax consequences if we were characterized as a passive foreign investment company.

Based on the current composition of our gross income and assets and on reasonable assumptions and projections, we believe we will not be treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes for 2021. However, there can be no assurance that this will be the case in 2021 or in future taxable years. If we were characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences such as (i) having gains realized on the sale of the ADSs treated as ordinary income rather than capital gain, the preferential rate otherwise applicable to dividends received in respect of the ADSs by individuals who are U.S. holders, and (ii) having interest charges apply to certain distributions by us and sales of the ADSs.

Risks Related to the Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience immediate and substantial dilution in book value of any ADSs you purchase.

Based on the indicative offering price and the net tangible book value per ADS as of June 30, 2021, because the indicative offering price per ADS in this offering is substantially higher than the net tangible book value per ADS, you will suffer immediate and substantial dilution in the net tangible book value per ADS you may purchase in this offering. See “Dilution” on page S-18 for a more detailed discussion of the dilution you will incur in connection with this offering.

Future sales of the ADSs, or the perception that future sales may occur, may cause the market price of the ADSs to decline, even if our business is doing well.

Sales by the ADS holders of a substantial number of ADSs in the public market could occur in the future. These sales, or the perception in the market that the holders of a large number of ADSs intend to sell shares, may cause the market price of the ADSs and Ordinary Shares to decline.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, Ordinary Shares or other securities convertible into or exchangeable for the ADSs or Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell ADSs, Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to the rights of ADSs holders. The price per share at which we sell additional ADSs, Ordinary Shares or securities convertible or exchangeable into ADSs or Ordinary Shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of                    ADSs representing       Ordinary Shares in this offering will be approximately $     million, or approximately $           if the underwriter exercises its option to purchase additional ADSs in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our commercialization activities, clinical development programs and for acquisitions and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement that we expect to use the net proceeds from this offering, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the offering price per ADS and our pro forma as-adjusted net tangible book value per ADS after this offering.

Our net tangible book value as of June 30, 2021, was approximately $(31.32) million, or approximately $(0.67) per ADS. Net tangible book value represents the amount of our total tangible assets minus total liabilities, net of leases presented as right-of-use assets, lease liabilities and payable in respect of intangible assets purchase.

After giving effect to (i) our sale of an aggregate of 49,828 ADSs subsequent to June 30, 2021, under our existing “at-the-market” equity offering program established with SVB Leerink LLC and Cantor Fitzgerald & Co. for total net proceeds of approximately $0.5 million, after commission and expenses, (ii) our issuance of 827,586 ADSs to Kukbo on November 8, 2021, for total net proceeds of $5 million, and (iii) the issuance of an aggregate of 113,015 ADSs upon the exercise of our options subsequent to June 30, 2021, for total proceeds of approximately $0.7 million (together, the “Post June 30 Issuances”), our pro forma net tangible book value as of June 30, 2021, would have been approximately $(25.15) million, or approximately $(0.53) per ADS.

After giving effect to the Post June 30 Issuances and giving further effect to the sale of       ADSs in this offering at the indicative offering price of $      per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of June 30, 2021 would have been approximately $      million, or $      per ADS. This represents an immediate increase in net tangible book value of $              per ADS to our existing shareholders and an immediate dilution in net tangible book value of approximately $          per ADS to purchasers of the ADSs in this offering, as illustrated by the following table:

Indicative offering price per ADS in this offering			$

Net tangible book value per ADS as of June 30, 2021		$(0.67)

Increase in net tangible book value per ADS attributable to the Post June 30 Issuances		$0.14

Pro forma net tangible book value per ADS at June 30, 2021, after giving effect to the Post June 30 Issuances		$(0.53)

Increase in pro forma net tangible book value per ADS attributable to investors purchasing ADSs in this offering	$

Pro forma as-adjusted net tangible book value per ADS at June 30, 2021 after giving effect to the Post June 30 Issuances and this offering			$

Dilution per ADS to investors purchasing our ADSs in this offering			$

If the underwriter exercises its option in full to purchase additional ADSs in this offering at the indicative offering price of $         per share, the pro forma as-adjusted net tangible book value per ADS after the offering would be $       per ADS, the increase in the net tangible book value per ADS to existing shareholders would be $            per ADS and the dilution to investors purchasing our ADSs in this offering would be $        per ADS.

The above discussion and table are based on 467,251,384 Ordinary Shares outstanding as of June 30, 2021. As of June 30, 2021, we had 70,358,040 Ordinary Shares issuable upon the exercise of outstanding options to purchase 70,358,040 Ordinary Shares at a weighted average exercise price of $0.66 per share (equivalent to 7,035,804 ADSs at a weighted average exercise price of $6.55 per ADS). The above discussion does not include Ordinary Shares issuable upon the exercise of options that currently remain outstanding and the ADSs we agreed to issue to Kukbo for second tranche of $5 million.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of Ordinary Shares that will be outstanding after this offering, does not assume or give effect to the exercise of the underwriter’s option to purchase additional ADSs in this offering.

The pro forma as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering is subject to further adjustment based on the actual offering price of our ADSs and other terms of this offering determined at pricing.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of June 30, 2021:

•	on an actual basis;

•	on a pro forma basis, giving effect to the Post June 30 Issuances; and

•
on a pro forma as-adjusted basis to reflect the Post June 30 Issuances and the sale of       ADSs in this offering at the indicative offering price of $     per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2021
(In thousands, except share data)	Actual	Pro Forma	Pro Forma As-Adjusted

Total debt (1)	$174,092	$174,092	$
Ordinary shares, par value NIS 0.01 per share	1,311	1,343
Additional paid-in capital	354,442	360,572
Accumulated deficit	326,172	326,172
Total shareholders’ equity	$29,581	$35,743	$

Total capitalization and indebtedness	$203,673	$209,835	$

(1)
Includes $79.2 million reported as current liabilities, which mainly consist of allowance for deductions from revenue and accrued expenses, and $94.9 million reported as non-current liabilities, which mainly consist of borrowing and payable in respect of intangible assets purchase.

The above discussion and table are based on 467,251,384 Ordinary Shares outstanding as of June 30, 2021. As of June 30, 2021, we had 70,358,040 Ordinary Shares issuable upon the exercise of outstanding options to purchase 70,358,040 Ordinary Shares at a weighted average exercise price of $0.66 per share (equivalent to 7,035,804 ADSs at a weighted average exercise price of $6.55 per ADS). The above discussion does not include Ordinary Shares issuable upon the exercise of options that currently remain outstanding and the ADSs we agreed to issue to Kukbo for second tranche of $5 million.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

MATERIAL TAX CONSIDERATIONS

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our Ordinary Shares or American Depositary Shares (collectively, the “Shares”).

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our Shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation that has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership, and disposition of the Shares, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income at the rate of 23% for the 2021 tax year.

Taxation of Shareholders

Capital Gains

Capital gains tax is imposed on the disposition of capital assets by an Israeli resident and on the disposition of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus”. “Real Gain” is the excess of the total capital gain over Inflationary Surplus generally computed on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposition. Inflationary Surplus is not subject to tax.

Real Gain accrued by individuals on the sale of the Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (23% in 2019 and thereafter), and a marginal tax rate of up to 50% in 2021 for individuals, including an excess tax (as discussed below).

Notwithstanding the foregoing, capital gains generated from the sale of our Shares by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Shares were purchased upon or after the registration of the Shares on the stock exchange (this condition may not apply to shares purchased on or after January 1, 2009) and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, the sale of the Shares may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the Convention Between the Government of the United States of America and the Government of the State of Israel with Respect to Taxes on Income, or the U.S.-Israel Double Tax Treaty, exempts a U.S. resident (for purposes of the U.S.-Israel Double Tax Treaty) from Israeli capital gain tax in connection with the sale of the Shares, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12-month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; however, under the U.S.-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S.-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Ordinary Shares, including the purchaser, the Israeli stockbroker or the financial institution through which the Shares are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of Shares at a rate of 25% of the consideration for individuals and corporations.

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advance payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed, and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company to a shareholder who is an Israeli resident individual will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally be exempt from Israeli income tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Dividends distributed by an Israeli resident company to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation that holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year ((NIS 647,640 for 2021, linked to the Israeli Consumer Price Index) will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israel does not currently impose estate or gift taxes if the Israeli Tax Authority is satisfied that the gift was made in good faith and on condition that the recipient of the gift is not a non-Israeli resident.

Foreign Exchange Regulations

Non-residents of Israel who hold our Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated and may be restored at any time by administrative action.

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our Ordinary Shares and ADSs by U.S. Holders, as defined below. This summary addresses solely U.S. Holders who acquire ADSs pursuant to this offering and who hold Ordinary Shares or ADSs, as applicable, as capital assets for tax purposes. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon representations of the depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. This summary does not address all U.S. federal income tax matters that may be relevant to a particular holder or all tax considerations that may be relevant with respect to an investment in our Ordinary Shares or ADSs.

This summary does not address tax considerations applicable to a holder of our Ordinary Shares or ADSs that may be subject to special tax rules including, without limitation, the following:

•	dealers or traders in securities, currencies or notional principal contracts;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	traders that have elected mark-to-market accounting;

•	corporations that accumulate earnings to avoid U.S. tax;

•	pension plans;

•	investors that hold the Ordinary Shares or ADSs as part of a “straddle,” “hedge,” or “conversion transaction” with other investments;

•	persons that actually or constructively own 10 percent or more of our shares by vote or by value;

•
persons that are treated as partnerships or other pass-through entities for U.S. federal income purposes and persons who hold the Ordinary Shares or ADSs through partnerships or other pass-through entities; and

•	persons whose functional currency is not the U.S. dollars.

This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation. In addition, this summary does not include any discussion of state, local, or foreign tax consequences to a holder of our Ordinary Shares or ADSs. In addition, this summary does not discuss currently proposed tax legislation that may affect the U.S. federal income tax consequences to U.S. holders of owning or disposing of our Ordinary Shares or ADSs if such proposals were enacted in their current form.

You are urged to consult your own tax advisor regarding the foreign and U.S. federal, state, and local and other tax consequences of an investment in Ordinary Shares or ADSs, including the potential effects of any proposed legislation, if enacted.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of an Ordinary Share or ADS that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal tax purposes holds Ordinary Shares or ADSs, the U.S. federal tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Entities or arrangements that are classified as partnerships for U.S. federal tax purposes and persons holding Ordinary Shares or ADSs through such entities should consult their own tax advisors.

In general, and assuming that all obligations under the Deposit Agreement will be satisfied in accordance with the terms of the Deposit Agreement, if you hold ADSs, you will be treated as the holder of the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying Ordinary Shares represented by those ADSs.

Distributions

Subject to the discussion under “—Passive Foreign Investment Companies” below, the gross amount of any distribution actually or constructively received by a U.S. Holder with respect to an Ordinary Share (or, in the case of an ADS, received by the depositary) will be taxable to the U.S. Holder as foreign-source dividend income to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. The amount distributed will include the amount of any Israeli taxes withheld from such distribution, as described above under the caption “Material Tax Considerations—Israeli Tax Considerations.” A U.S. Holder will not be eligible for any dividends received deduction in respect of the dividends paid by us, which deduction is otherwise available to a corporate U.S. Holder in respect of dividends received from a domestic corporation. Distributions in excess of earnings and profits will be non-taxable to the U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in its Ordinary Share or ADS. Distributions in excess of such adjusted tax basis will generally be taxable to a U.S. Holder as capital gain from the sale or exchange of property as described below under “—Sale or Other Disposition of Ordinary Shares or ADSs.” If we do not report to a U.S. Holder the portion of a distribution that exceeds earnings and profits, then the distribution will generally be taxable as a dividend. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Under the Code, certain qualified dividends received by non-corporate U.S. Holders will be subject to U.S. federal income tax at the preferential long-term capital gains of, currently, a maximum of 20%. This preferential income tax rate is applicable only to dividends paid by a “qualified foreign corporation” that is not a PFIC for the year in which the dividend is paid or for the preceding taxable year, and only with respect to Ordinary Shares or ADSs held by a qualified U.S. Holder (i.e., a non-corporate holder) for a minimum holding period (generally 61 days during the 121-day period beginning 60 days before the ex-dividend date). Dividends we pay with respect to the Ordinary Shares or ADSs generally will be qualified dividend income provided that, in the year that the U.S. Holder receives the dividend, either (a) we are eligible for the benefits under the U.S.-Israel Double Tax Treaty or (b) the Ordinary Shares or ADSs are readily tradable on an established securities market in the U.S. However, if we were a PFIC, dividends paid by us to individual U.S. Holders may not be eligible for the reduced income tax rate applicable to qualified dividends. As discussed below in “—Passive Foreign Investment Companies,” we do not anticipate being treated as a PFIC for this year; however, there can be no assurance that we will not be treated as a PFIC for our current taxable or future taxable years. You should consult your own tax advisor regarding the availability of this preferential tax rate under your particular circumstances.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”), including the amount of any withholding tax thereon, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of the U.S. Holder’s (or, in the case of ADSs, the depositary’s) receipt of the dividend, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize a foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

Subject to certain conditions and limitations, any Israeli taxes withheld on dividends may be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations. The rules relating to foreign tax credits and the timing thereof are complex. You should consult your own tax advisors regarding the availability of a foreign tax credit in your particular situation.

Sale or Other Disposition of Ordinary Shares or ADSs

Subject to the discussion under “—Passive Foreign Investment Companies” below, a U.S. Holder that sells or otherwise disposes of its Ordinary Shares or ADSs will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and such U.S. Holder’s adjusted basis in the Ordinary Shares or ADSs. Such gain or loss generally will be capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period of the Ordinary Shares or ADSs exceeds one year at the time of the sale or other disposition. Long-term capital gains realized by non-corporate U.S. Holders are generally subject to a preferential U.S. federal income tax rate. In general, gain or loss recognized by a U.S. Holder on the sale or other disposition or our Ordinary Shares or ADSs will be U.S. source gain or loss for purposes of the foreign tax credit limitation. However, if we are a PFIC, any such gain will be subject to the PFIC rules, as discussed below, rather than being taxed as a capital gain. As discussed below in “—Passive Foreign Investment Companies,” we do not anticipate being a PFIC for this year; however, there can be no assurance that we will not be treated as a PFIC for our current taxable year and future taxable years.

If a U.S. Holder receives foreign currency upon a sale or exchange of Ordinary Shares or ADSs, gain or loss will be recognized in the manner described above under “—Distributions.” However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder, the U.S. Holder generally should not be required to recognize any foreign currency gain or loss on such conversion.

As discussed above under the heading “Material Tax Considerations—Israeli Tax Considerations—Taxation of Shareholders,” a U.S. Holder who holds Ordinary Shares or ADSs through an Israeli broker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gains recognized on a sale or other disposition of the Ordinary Shares or ADSs if the U.S. Holder does not obtain approval of an exemption from the Israeli Tax Authorities or does not claim any allowable refunds or reductions. U.S. Holders are advised that any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not be creditable for U.S. federal income tax purposes. U.S. Holders are advised to consult their Israeli broker or intermediary regarding the procedures for obtaining an exemption or reduction.

Medicare Tax on Unearned Income

Non-corporate U.S. Holders whose income exceeds certain thresholds are required to pay an additional 3.8% tax on their net investment income, which includes dividends paid on the Ordinary Shares or ADSs and capital gains from the sale or other disposition of the Ordinary Shares or ADSs.

Passive Foreign Investment Companies

Although we do not anticipate being treated as a PFIC for this year, it is possible that based on the value and composition of our assets, that we may be treated as a PFIC for U.S. federal income tax purposes for our current taxable year or future taxable years. We will be considered a PFIC for any taxable year if:

•	at least 75% of our gross income for such taxable year is passive income; or

•
at least 50% of the value of our assets (based on an average of the fair market values of the assets determined at the end of each quarter during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received a proportionate share of the income of such other corporation directly. Passive income generally includes, among other things, dividends, interest, rents, royalties and certain capital gain, but generally excludes rents and royalties that are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the Ordinary Shares or ADSs, our PFIC status will depend in large part on the market price of the Ordinary Shares or ADSs, which may fluctuate significantly.

If we are a PFIC for any year during which a U.S. Holder holds Ordinary Shares or ADSs, such Ordinary Shares or ADSs generally will continue to be treated as Ordinary Shares or ADSs in a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder holds the Ordinary Shares or ADSs, unless we cease to be a PFIC and such U.S. Holder makes a “deemed sale” election with respect to the Ordinary Shares or ADSs such U.S. Holder holds. A U.S. Holder that makes such an election will be deemed to have sold the Ordinary Shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the U.S. federal income tax treatment described below. After the deemed sale election, the Ordinary Shares or ADSs with respect to which the deemed sale election was made will not be treated as Ordinary Shares or ADSs in a PFIC unless we subsequently become a PFIC.

For each taxable year for which we are treated as a PFIC with respect to a U.S. Holder, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” it receives and any gain it realizes from a sale or other disposition (including a pledge) of the Ordinary Shares or ADSs, unless it makes a “mark-to-market” election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions it received during the shorter of the three preceding taxable years or its holding period for the Ordinary Shares or ADSs will be treated as an excess distribution. Under these special tax rules, if a U.S. Holder receives any excess distribution or realizes any gain from a sale or other disposition of the Ordinary Shares or ADSs:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or ADSs;

•
the amount of excess distribution or gain allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, must be included in the U.S. Holder’s gross income (as ordinary income) for the tax year of the sale or disposition; and

•
the amount allocated to each other year will be subject to the highest marginal tax rate in effect with respect to such U.S. Holder for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to such amounts allocated to each other year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any losses for such years. Additionally, any gains realized on the sale of the Ordinary Shares or ADSs cannot be treated as capital gains.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, to the extent any of our subsidiaries are also PFICs, such U.S. Holder will be deemed to own its proportionate share of any such subsidiaries that are PFICs, and such U.S. Holder may be subject to the rules described in the preceding two paragraphs with respect to the shares of such subsidiaries that are PFICs it will be deemed to own. As a result, a U.S. Holder may incur liability for any “excess distribution” described above if we receive a distribution from such subsidiaries that are PFICs or if any we dispose of, or are deemed to dispose of, any shares in such subsidiaries that are PFICs. You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If a U.S. Holder makes a mark-to-market election for the Ordinary Shares or ADSs, such U.S. Holder will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the Ordinary Shares or ADSs as of the close of such U.S. Holder’s taxable year over such U.S. Holder’s adjusted basis in such Ordinary Shares or ADSs. A U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares or ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares or ADSs included in a U.S. Holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares or ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares or ADSs, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares or ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the Ordinary Shares or ADSs. A U.S. Holder’s basis in the Ordinary Shares or ADSs will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs will apply to distributions by us, except the lower applicable tax rate for qualified dividend income will not apply. If we cease to be a PFIC when a U.S. Holder has a mark-to-market election in effect, gain or loss realized by such U.S. Holder on the sale of the Ordinary Shares or ADSs will be a capital gain or loss and taxed in the manner described above under “—Sale or Other Disposition of Ordinary Shares or ADSs.”

The mark-to-market election is available only for “marketable stock,” which is a stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or another market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed on the Nasdaq Global Market and, accordingly, provided the ADSs are regularly traded, the mark-to-market election will be available to a U.S. Holder of ADSs if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the Ordinary Shares or ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns the Ordinary Shares or ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by a U.S. Holder. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. You should consult your own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualifying Electing Fund) containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file such annual information return could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. You should consult your own tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE IMPACT AND APPLICATION OF THE PFIC RULES ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Backup Withholding and Information Reporting

Payments of dividends with respect to Ordinary Shares or ADSs and the proceeds from the sale, retirement, or other disposition of Ordinary Shares or ADSs made by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable U.S. Treasury regulations. We, or an agent, a broker, or any paying agent, as the case may be, may be required to withhold tax (backup withholding), currently at the rate of 24%, if a non-corporate U.S. Holder that is not otherwise exempt fails to provide an accurate taxpayer identification number and comply with other IRS requirements concerning information reporting. Certain U.S. Holders (including, among others, corporations and tax-exempt organizations) are not subject to backup withholding. Backup withholding is not an additional tax. Any amount of backup withholding withheld may be used as a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Individual U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares or ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). U.S. Holders paying more than $100,000 for our Ordinary Shares or ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. As described above under “—Passive Foreign Investment Companies,” if we are determined to be a PFIC, each U.S. Holder will be required to file an annual report containing certain information. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

You should consult your own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING

We have entered into an underwriting agreement with Cantor Fitzgerald & Co., as underwriter, with respect to the ADSs being offered hereby. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. has agreed to purchase from us, the ADSs offered by this prospectus supplement.

The underwriting agreement provides that the obligations of Cantor Fitzgerald & Co. are subject to certain conditions precedent such as the receipt by Cantor Fitzgerald & Co. of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that Cantor Fitzgerald & Co. will purchase all of the ADSs if any of them are purchased. We have agreed to indemnify Cantor Fitzgerald & Co. and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that Cantor Fitzgerald & Co. may be required to make in respect of those liabilities.

Cantor Fitzgerald & Co. is offering the ADSs subject to its acceptance of the ADSs from us and subject to prior sale. Cantor Fitzgerald & Co. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, Cantor Fitzgerald & Co. has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Option to Purchase Additional Shares

We have granted to Cantor Fitzgerald & Co. an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of      ADSs from us at the price per ADS set forth on the cover page of this prospectus supplement to be paid by the underwriter.

Commission and Expenses

Cantor Fitzgerald & Co. is purchasing the ADSs from us at $        per ADS (representing approximately $       of proceeds to us, before offering expenses). Cantor Fitzgerald & Co. may offer the ADSs from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price at which Cantor Fitzgerald & Co. purchases ADSs from us and the price at which Cantor Fitzgerald & Co. resells such ADSs may be deemed underwriting compensation. If Cantor Fitzgerald & Co. effects such transactions by selling ADSs to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from Cantor Fitzgerald & Co. and/or purchasers of ADSs for whom they may act as agents or to whom they may sell as principal.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $           . We also have agreed to reimburse the expenses of Cantor, including its legal fees, in an amount of up to $75,000 in connection with this offering. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

Listing

Our ADSs are listed on the Nasdaq under the trading symbol “RDHL.”

No Sales of Similar Securities

We and our executive officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 30 to 90 days after the date of this prospectus supplement (based on the aggregate gross proceeds to us from this offering of ADSs), without the prior written consent of Cantor Fitzgerald & Co.:

•
sell, offer to sell, contract to sell or lend or grant any option to sell (including any short sale), pledge, hypothecate, grant any security interest in, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), liquidate or decrease any “call equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act or otherwise dispose of, any of our ADSs, Ordinary Shares, or options or warrants to acquire ADSs or Ordinary Shares, or securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares currently or hereafter owned either of record or beneficially,

•
enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic risk of ownership of our ADSs or Ordinary Shares, or securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or

•	publicly announce an intention to do any of the foregoing.

In addition, (i) we have agreed that, without the prior written consent of Cantor Fitzgerald & Co., we will not, during the restricted period, file a registration statement for the sale of our ADSs, Ordinary Shares or other share capital, and (ii) each of our directors and executive officers agreed that, without the prior written consent of Cantor Fitzgerald & Co., such person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any of our ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares.

The restrictions in the immediately preceding paragraphs do not apply in certain circumstances, which include, with respect to the Company:

•
issuances of ADSs, Ordinary Shares and options to purchase ADSs or Ordinary Shares pursuant to an equity plan in effect as of the date of this prospectus supplement, as well as issuances upon the exercise of options, subject to specified caps,

•	issuances upon the conversion of currently outstanding warrants or convertible notes, and
•	issuances in connection with strategic partnering transactions (not to exceed 15% of our outstanding capital stock).

With respect to our directors and executive officers, the restrictions enumerated above do not apply in the following circumstances:

•	transfers by gift, by will or intestate succession to a family member, or to a trust whose beneficiaries consist exclusively of one or more of such person and/or a family member,
•	transfers to an affiliate or equityholder of such person in a transaction not involving a disposition for value,
•	sales pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date of this prospectus supplement,
•	“cashless” exercises of options in order to cover the payment of the exercise price,
•	open-market purchases after the closing of this offering, and
•	transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of our company.

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the restricted period, release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

Cantor Fitzgerald & Co. may make a market in our ADSs as permitted by applicable laws and regulations. However, Cantor Fitzgerald & Co. is not obligated to do so, and Cantor Fitzgerald & Co. may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our ADSs, that you will be able to sell any ADSs held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our ADSs at a level above that which might otherwise prevail in the open market. Establishing short sale positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional ADSs in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional ADSs in this offering or purchasing our ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriter will consider, among other things, the price of our ADSs available for purchase in the open market as compared to the price at which it may purchase ADSs through its option to purchase additional ADSs in this offering.

“Naked” short sales are sales in excess of the option to purchase additional ADSs in this offering. The underwriter must close out any naked short position by purchasing our ADSs in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase ADSs in this offering.

A stabilizing bid is a bid for the purchase of our ADSs on behalf of the underwriter for the purpose of fixing or maintaining the price of our ADSs. A syndicate covering transaction is the bid for or the purchase of our ADSs on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with this offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with this offering if our ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriter may also engage in passive market making transactions in our ADSs on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ADSs to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter, selling group members (if any) or their affiliates. The underwriter may agree with us to allocate a specific number of our ADSs for sale in this offering to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Activities and Relationships

Cantor Fitzgerald & Co. and certain of its affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. Cantor Fitzgerald & Co. and certain of its affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, Cantor Fitzgerald & Co. and its affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. Cantor Fitzgerald & Co. and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase our ADSs in this offering, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the price at which you purchase ADSs in this offering.

NOTICE TO INVESTORS

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no ADSs have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the ADSs may be offered to the public in that Member State at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any ADSs in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter have authorized, nor do they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by the underwriter which constitute the final placement of ADSs contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase, or subscribe for, any ADSs and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

United Kingdom

In relation to the United Kingdom, no ADSs have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the UK Financial Conduct Authority, except that the ADSs may be offered to the public in the United Kingdom at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the ADSs shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any ADSs in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter have authorized, nor do they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by the underwriter which constitute the final placement of ADSs contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the ADSs in, from or otherwise involving the United Kingdom.

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the ADSs issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately.  You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party.  There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA)  of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

The securities offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the ISA and the securities offered hereunder have not been approved or disapproved by the ISA, nor have such securities been registered for sale in Israel. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the securities being offered by this prospectus will be passed upon for us by Gross & Co., Tel-Aviv, Israel. Covington & Burling LLP, New York, New York, is counsel to Cantor Fitzgerald & Co. in connection with this offering. Members of Covington & Burling LLP are the beneficial owners of an aggregate of less than 1.0% of our Ordinary Shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus supplement is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Securities Exchange Act of 1934, as amended before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our Ordinary Shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021; and

•
Reports on Form 6-K filed on January 6, 2021, January 11, 2021 (two reports), January 14, 2021 (two reports), January 28, 2021, January 29, 2021, February 2, 2021, February 17, 2021, February 18, 2021, February 23, 2021, March 4, 2021, March 5, 2021, March 11, 2021, March 18, 2021, March 22, 2021, March 25, 2021, April 9, 2021, May 20, 2021, May 21, 2021, May 24, 2021, May 26, 2021 (two reports), May 27, 2021 (with respect to exhibit 99.1 to the report, solely with respect to the Financial highlights for the first quarter, ended March 31, 2021, R&D Highlights, the Condensed Consolidated Interim Statements of Comprehensive Loss, Condensed Consolidated Interim Statements of Financial Position, Condensed Consolidated Interim Statements of Changes in Equity and Condensed Consolidated Interim Statements of Cash Flows), June 7, 2021, June 9, 2021, June 10, 2021, June 17, 2021, June 21, 2021, June 28, 2021, July 13, 2021, July 19, 2021, July 20, 2021, July 22, 2021, July 26, 2021, August 19, 2021, August 23, 2021, August 26, 2021 (two reports) (for the 6-K that includes consolidated interim financial statements, with respect to exhibit 99.1 of the report, solely with respect to the Financial Highlights for the second quarter ended June 30, 2021, Commercial Highlights, R&D Highlights, the Condensed Consolidated Interim Statements of Comprehensive Loss, Condensed Consolidated Interim Statements of Financial Position, Condensed Consolidated Interim Statements of Changes in Equity and Condensed Consolidated Interim Statements of Cash Flows), September 2, 2021, September 7, 2021 (two reports), September 13, 2021, September 14, 2021, September 23, 2021, October 4, 2021, October 6, 2021, October 12, 2021 (two reports), October 18, 2021, October 20, 2021, October 25, 2021, November 8, 2021, November 9, 2021, November 15, 2021 and November 17, 2021.

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Certain statements in and portions of this prospectus supplement update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 6473921, Israel, Attn: Micha Ben Chorin, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained on our website is not part of this prospectus supplement.

 PROSPECTUS

$150,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

REDHILL BIOPHARMA LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents 10 ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Global Market under the symbol “RDHL.” The last reported sale price for our ADSs on July 23, 2019 as quoted on the Nasdaq Global Market was $7.29 per ADS, and the last reported sale price for our ordinary shares on July 23, 2019 as quoted on the TASE was NIS 2.67 per share, or $0.75  per share (based on the exchange rate reported by the Bank of Israel for such date).

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2019

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $150,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

REDHILL BIOPHARMA LTD.

Overview

Our legal and commercial name is RedHill Biopharma Ltd. We were incorporated on August 3, 2009 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares are traded on TASE under the symbol “RDHL” and our ADSs are traded on the Nasdaq Global Market under the symbol "RDHL". Each ADS represents 10 ordinary shares.

We are a specialty biopharmaceutical company, primarily focused on proprietary drugs for the treatment of gastrointestinal (“GI”) diseases. Depending on the specific development program, our therapeutic candidates are designed to exhibit greater efficacy and provide improvements over existing drugs in various ways, including by one or more of the following: by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form or providing a cost advantage. Where applicable, and subject to various considerations including resources, we intend to seek the U.S. Food and Drug Administration (“FDA”) approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions. Our current pipeline consists of seven therapeutic candidates, most in late-stage clinical development.

In addition to our primary focus on the development of clinical-stage GI products, we have established commercial presence and capabilities in the U.S., intended primarily to support potential future launch of our GI-related therapeutic candidates currently under development in the U.S. Our GI-focused sales force in the U.S. currently promotes Donnatal® (Phenobarbital, Hyoscyamine Sulfate, Atropine Sulfate, Scopolamine Hydrobromide) and Mytesi® (crofelemer 125 mg delayed-release tablets) and commercializes EnteraGam® (serum-derived bovine immunoglobulin/protein isolate (“SBI”)).

Our key clinical late-stage development programs include: (i) Talicia® (RHB-105) for the treatment of H. pylori  infection, with a New Drug Application (“NDA”) accepted by the FDA for review, a Priority Review designation and a target Prescription Drug User Act action date of November 2, 2019; (ii) RHB-104 for the treatment of Crohn's disease, with positive top-line results from a first Phase 3 study; (iii) RHB-204 for the treatment of Mycobacterium avium complex (MAC) disease, the most common cause of pulmonary nontuberculous mycobacteria (NTM) infection, with a planned pivotal Phase 3 study; (iv) BEKINDA® (RHB-102), with positive Phase 3 study results for the treatment of acute gastroenteritis and gastritis and positive Phase 2 study results for Irritable Bowel Syndrome with Diarrhea (“IBS-D”); (v) RHB-106, an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd (renamed as Bausch Health Companies Inc.); (vi) YELIVA® (ABC294640),  targeting multiple oncology, inflammatory and gastrointestinal indications, with an ongoing Phase 2a study for cholangiocarcinoma and (vii) RHB-107, a Phase 2-stage first-in-class, serine protease inhibitor, targeting cancer and inflammatory gastrointestinal diseases.

We generate our pipeline of therapeutic candidates by identifying, validating and in-licensing or acquiring products that are consistent with our product strategy and that we believe exhibit a relatively high probability of therapeutic and commercial success. None of our therapeutic candidates has been approved for marketing and, to date, none of our therapeutic candidates has generated meaningful revenues. We plan to commercialize our therapeutic candidates through licensing and other commercialization arrangements with pharmaceutical companies on a global and territorial basis or, in the case of commercialization in the U.S., independently with our dedicated commercial operations. We also evaluate, on a case-by-case basis, co-development, co-promotion and similar arrangements.

Corporate Information

Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is RedHill Biopharma Inc. The address of RedHill Biopharma Inc. is 8045 Arco Corporate Drive, Suite 200 Raleigh, NC 27617.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed below, under the caption "Item 3: Key Information - Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to the Potential Launch of Talicia® and Other Products

If we or our development, co-promotional or commercialization partners are unable to obtain or maintain the FDA or other foreign regulatory clearance and approval for our therapeutic candidates or products we may promote or commercialize, we or our co-promotional or commercialization partners will be unable to commercialize our therapeutic candidates or products we may promote or commercialize.

To date, other than our limited experience in promoting Donnatal® and Mytesi®, and commercializing EnteraGam®, we have not marketed, distributed or sold any therapeutic candidate or product. Several of the products that we currently promote or commercialize must obtain and maintain FDA and other foreign regulatory clearances and approvals.

In June 2017, we commenced commercializing EnteraGam® in certain territories in the U.S. EnteraGam® is marketed as an FDA-regulated “medical food” product intended for the dietary management of chronic diarrhea and loose stools, which must be administered under medical supervision. The FDA could require that EnteraGam® obtain FDA approval in the future to remain in distribution in the United States if the FDA disagrees with the classification of EnteraGam® as a medical food.

In June 2017, we commenced promoting Donnatal® (Phenobarbital, Hyoscyamine Sulfate, Atropine Sulfate, Scopolamine Hydrobromide) in the U.S. Donnatal® is an anticholinergic and barbiturate combination drug product used as an adjunctive therapy for irritable bowel syndrome, a condition characterized by abdominal pain, bloating, and diarrhea or constipation. It may also be used as an adjunctive therapy for acute enterocolitis and duodenal ulcers.

Although we have certain rights to promote Donnatal® in certain U.S. territories, which is currently included in the FDA Drug Efficacy Study Implementation (“DESI”) review program, we cannot guarantee that our co-promotion partner will continue to be allowed to sell or promote Donnatal® in the U.S. without future regulatory developments that may lead to the FDA requiring Donnatal® to seek an NDA approval. See “—We or our co-promotional or commercialization partners are subject to risks related to the regulatory environment of the DESI review program with respect to Donnatal®.” In addition, future regulatory developments may lead to a loss of the right to commercialize EnteraGam® or the right to promote Mytesi®.

In July 2018, we commenced promoting Mytesi® (crofelemer), an FDA-approved anti-diarrheal prescription drug indicated for the symptomatic relief of non-infectious diarrhea in adults with HIV/AIDS on anti-retroviral therapy (ART).

We submitted an NDA for Talicia® (proposed tradename for RHB-105) for the treatment of H. pylori infection on May 2, 2019. On July 3, 2019, we announced that the FDA had accepted for review the NDA for Talicia®. The NDA was also granted Priority Review designation and the FDA assigned a target PDUFA action date of November 2, 2019. The FDA accepting an NDA for review and assigning a PDUFA goal date does not provide any indication as to the likelihood of FDA approval by the PDUFA date, or ever. Accordingly, there is no guarantee that the FDA will ever approve Talicia® for marketing in the U.S. or that any decision on its NDA approval will be made by November 2, 2019.

In addition to Talicia®, we have six other therapeutic candidates, most of which are in late-clinical stage development, for which we currently intend to develop with the goal of eventually seeking FDA approval: RHB-104 for the treatment of Crohn’s disease with positive top-line results from a first Phase 3 study and a completed proof-of-concept Phase 2a study for multiple sclerosis; RHB-204, with a planned pivotal Phase 3 study for pulmonary NTM infections; RHB-106 (out-licensed to Bausch Health) for bowel preparation; BEKINDA® (proposed tradename for RHB-102, if approved) with positive results from a first Phase 3 study for acute gastroenteritis and gastritis and positive results from a Phase 2 study for IBS-D; YELIVA® (proposed tradename for ABC294640, if approved), with an ongoing Phase 2a study for cholangiocarcinoma and other ongoing studies; and RHB-107 (Upamostat; formerly MESUPRON), targeting cancer and inflammatory GI diseases. Our therapeutic candidates are subject to extensive governmental laws, regulations, and guidelines relating to development, clinical trials, manufacturing, marketing, promotion, and commercialization of pre- and post-approval prescription drugs. We may not be able to submit for or obtain marketing approval for any of our therapeutic candidates in a timely manner or at all.

Any material delay in obtaining or maintaining, or the failure to obtain or maintain, required regulatory clearances and approvals will increase our costs and materially adversely affect our ability to generate meaningful revenues and could adversely impact our business, results of operations, financial condition, or ability to attain or sustain revenue from other markets. Any regulatory clearance or approval to market a therapeutic candidate, our current commercial products, or other products that we may promote or commercialize may be subject to limitations on the indicated uses for marketing or may impose restrictive conditions of use, including cautionary information and the risk that the FDA will not accept our requested indication of H. pylori, which is a wider indication than the existing therapies, which may result in a smaller target market and impact the potential for Talicia®, thereby altering or eliminating the size of the market for the therapeutic candidate, our current commercial products, or other products that we may promote or commercialize in the future. We also are, and will be, subject to numerous regulatory requirements from both the FDA and other foreign regulatory authorities that govern the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. Moreover, clearance or approval by one regulatory authority does not ensure clearance or approval by other regulatory authorities in separate jurisdictions. Each jurisdiction may have different approval processes and requirements and may impose additional testing, development and manufacturing requirements for our therapeutic candidates, our current commercial products and products that we may promote or commercialize in the future.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved for marketing. Such post-market studies may be mandated by the FDA as conditions to be satisfied for initial or continued approval for marketing. The FDA has express statutory authority to require clinical trial sponsors to conduct post-marketing trials to specifically address safety and other issues identified by the FDA.

The FDA also has authority to require the implementation of Risk Evaluation and Mitigation Strategy (“REMS”) as a post-marketing condition to initial or continued approval where more data may be needed to demonstrate that the benefits of a drug outweigh its risks. A clinical trial sponsor may also voluntarily propose a REMS as part of an NDA submission. The need for a REMS is determined as part of the review of the NDA. Based on statutory standards, elements of a REMS may include “dear doctor letters,” a medication guide, more elaborate targeted educational programs, and in some cases elements to assure safe use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. These elements are negotiated as part of the NDA approval process, and in some cases, if consensus is not reached in relation to REMS proposed within an NDA submission until after the PDUFA review cycle, the PDUFA date may be delayed. Once adopted, REMS are subject to periodic assessment and modification.

Certain changes related to an approved drug, including changes to the product labeling, manufacturing process, indications and other certain specifications set forth within the product’s NDA, may not be made until a new NDA, or NDA supplement, reflecting the applicable changes, is submitted to, and approved by, the FDA. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, including relevant pediatric data, and the FDA typically uses the same procedures and standards in reviewing NDA supplements as it does in reviewing NDAs.

Even if a product candidate receives regulatory marketing approval, the approval may be limited to specific disease states, patient populations and dosages, or might contain significant limitations including on use in the form of warnings, precautions or contraindications, or in the form of onerous risk management plans, restrictions on distribution, or post-marketing trial requirements. Further, even after regulatory approval is obtained, later discovery of previously unknown information, such as safety risks, problems with a product or such information, the extent or severity of which were previously unknown, may result in restrictions on the product’s ability to be marketed as initially approved or even complete withdrawal of the product’s NDA approval and, in effect, its removal from the market.

Additionally, the FDA or other foreign regulatory authorities may change their clearance or approval policies or adopt new laws, regulations or guidelines in a manner that materially delays or impairs our ability to obtain the necessary regulatory clearances or approvals or our ability to commercialize our therapeutic candidates, promote Donnatal® and Mytesi®, commercialize EnteraGam® and products that we may promote or commercialize in the future.

If we are unable to maintain, train and build an effective sales and marketing infrastructure, or establish and maintain compliant and adequate sales and marketing capabilities, we will not be able to commercialize and grow our products and product candidates successfully.

To further establish and maintain our own marketing and commercialization capabilities in the U.S. we may need to expand, among other things, our development, regulatory, manufacturing, marketing, and sales capabilities and to increase or maintain our personnel to accommodate sales. We may not be able to secure sales personnel or organizations that are adequate in number or expertise to successfully and lawfully market and sell our products in the U.S. If we are unable to expand our sales and marketing capability, train our sales force effectively or provide any other capabilities necessary to commercialize our products and therapeutic candidates, we may need to contract with third parties to market and sell our products.

Our employees and sales personnel must comply with applicable regulatory requirements and restrictions, including, but not limited to, “fair balance” promotion of our products and state and federal anti-kickback laws. If we are unable to establish and maintain compliant and adequate sales and marketing capabilities, we may not be able to increase our product revenue, may generate increased expenses and may be subject to regulatory and compliance investigation and enforcement.

The FDA also requires that our sales and marketing efforts, as well as promotions, comply with various laws and regulations. Prescription drug promotions must be consistent with and not contrary to labeling, present “fair balance” between risks and benefits, be truthful and not false or misleading, be adequately substantiated (when required), and include adequate directions for use.

In addition to the requirements applicable to approved drug products, we may also be subject to enforcement action in connection with any promotion of an investigational new drug. A sponsor or investigator, or any person acting on behalf of a sponsor or investigator, may not represent in a promotional context that an investigational new drug is safe or effective for the purposes for which it is under investigation or otherwise promote the drug candidate.

If the FDA investigates our marketing and promotional materials or other communications and finds that any of our current or future commercial products are being marketed or promoted in violation of the applicable regulatory restrictions, we could be subject to FDA enforcement action. Any enforcement action (or related lawsuit, which could follow such action) brought against us in connection with alleged violations of applicable drug promotion requirements, or prohibitions, could harm our business and our reputation, as well as the reputation of any approved drug products we may promote or commercialize.

The NDA review process is time-consuming and costly, and we may encounter delays in receipt of FDA approval, if any, for commercialization of Talicia® for a number of reasons, including, but not limited to: CMC, clinical, regulatory or other issues. If acceptance of the NDA for Talicia® is delayed or never granted, there will be a material, adverse effect on our business.

Obtaining approval of an NDA is a lengthy, expensive, and uncertain process, and approval may not be obtained for a number of different reasons, as the number of approved NDAs is limited. We cannot guarantee that the NDA for Talicia® will be approved by the FDA.

To obtain approval to market a drug in the United States, a marketing application (e.g., an NDA) must be submitted to the FDA that provides data establishing to the FDA’s satisfaction the safety and effectiveness of the investigational drug for the proposed indication. Each NDA submission requires a substantial user fee payment (currently exceeding $2.5 million for fiscal year 2019) unless a waiver or exemption applies. The application includes all relevant data available from pertinent non-clinical, preclinical and clinical trials, including negative or ambiguous results, as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls (“CMC”), and proposed labeling, among other things. Data can come from company-sponsored clinical trials intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators in accordance with applicable GCP requirements.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice and for the sponsor and the FDA to evaluate what may be needed for the product to enter into the next phase of the development process. Sponsors typically use the end of Phase 2 meetings to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 registration trial that they believe will support approval of the new drug.

Concurrent with clinical trials, companies usually complete additional animal safety studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with current good manufacturing practices (“cGMP”) requirements. cGMP regulations require among other things, quality control and quality assurance, as well as the corresponding maintenance of records and documentation and the obligations to investigate and correct any deviations from cGMP. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drugs. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf-life.

The results of product development, non-clinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling, and other relevant information are submitted to the FDA as part of an NDA, requesting approval to market the product. An NDA must also contain data to assess the safety and effectiveness of the product for the claimed indication in all relevant pediatric populations. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. If the NDA is deemed sufficiently complete, FDA reviews the NDA to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. The FDA has specific performance goals on the review of NDAs and typically seeks to review NDAs in approximately 12 months from submission of the NDA. The review process may be extended by the FDA for three additional months to consider certain late-submitted information or information intended to clarify information already provided in the submission. After the FDA completes its initial review of an NDA, it will communicate to the sponsor that the drug will either be approved for marketing, or FDA will issue a complete response letter to communicate that the NDA will not be approved in its current proposed form and inform the sponsor of changes that must be made or additional clinical, non-clinical, or manufacturing data that must be received by FDA before the application can be approved, with no implication regarding the ultimate approvability of the application or the timing of any such approval, if ever. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. FDA has committed to reviewing such resubmissions in two-to-six months, depending on the type of information included. The FDA may refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation, and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical sites to assure compliance with Good Clinical Practices (“GCP”), which are international ethical and scientific quality standards meant to assure the rights, safety, and well-being of trial participants are protected and to define the roles of clinical trial sponsors, investigators, administrators, and monitors. If the FDA determines the application, manufacturing process or manufacturing facilities are not acceptable, it typically will outline the deficiencies and often will request additional testing or information. This may significantly delay further review of the application. If the FDA finds that a clinical site did not conduct the clinical trial in accordance with GCP, the FDA may determine the data generated by the clinical site should be excluded from the primary efficacy analyses provided in the NDA. Additionally, notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

Other circumstances and events that may impede or delay FDA’s approval of an NDA include, but are not limited to:

•	regulatory requests for additional analyses, reports, data, non-clinical, and preclinical studies and clinical trials;
•	regulatory questions regarding interpretations of data and results or the emergence of new information;
•	clinical holds, other regulatory objections to commencing or continuing a clinical trial, or the inability to obtain regulatory approval to commence a clinical trial in countries that require such approvals;
•	inability to enroll a sufficient number of patients who meet the inclusion and exclusion criteria in our clinical trials;
•	inability to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
•	unfavorable or inconclusive results of clinical trials and supportive non-clinical studies, including unfavorable results regarding the effectiveness or safety of product candidates during clinical trials;
•	any determination that a clinical trial or product candidate presents unacceptable health risks;
•	lack of adequate funding to continue the clinical trial due to unforeseen costs or other business decisions;
•	inability to reach agreements on acceptable terms with prospective contract research organizations (“CROs”) and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	inability to identify and maintain a sufficient number of sites, many of which may already be engaged in other clinical trial programs, including some that may be for the same indications targeted by any of our product candidates;
•	inability to obtain approval from IRBs to conduct clinical trials at their respective sites;
•	the failure of a third party to comply with applicable regulatory requirements, including site inspections and inspection readiness;
•	inability to timely manufacture or obtain from third parties sufficient quantities or quality of the product candidate or other materials required for a clinical trial; and
•	difficulty in maintaining contact with patients after treatment, resulting in incomplete data.

We may encounter significant delays in receipt of FDA approval, if any, for commercialization of Talicia®. Accordingly, FDA may not approve Talicia® by the PDUFA goal date of November 2, 2019, or at all. For example, the FDA may determine that CMC of Talicia® are not satisfactory due to the manufacturing standards of the products or that additional CMC work, information or quality assurances are needed. In particular, the FDA requested additional information in relation to the CMC information contained in our NDA, responses to which were submitted on July 23, 2019.

The FDA may also consider the clinical studies conducted with Talicia® to-date and the additional information provided to be inadequate or insufficient or require us to provide additional information regarding other areas of the NDA, which may require us to conduct additional studies or otherwise significantly delay potential FDA approval of the NDA for Talicia®, if any.

For example, the FDA has, thus far in its review of the Talicia® NDA, requested additional information addressing proposed United States Prescribing Information (USPI) that conforms with the Pregnancy and Lactation Labeling Rule (PLLR) and has requested the location of the report compiled on the levels of rifabutin found in comparator arms and relevant internal audits completed by RedHill. This information has been submitted as an amendment to the NDA.

In addition, we rely on the current manufacturer of Talicia® for the manufacture of validation and registration batches in support of our NDA with the FDA, and we rely on suppliers of active pharmaceutical ingredients and excipients. We cannot guarantee that our manufacturer, suppliers, or other vendors will be able to perform as required, will not terminate their agreements with us, or otherwise will not perform satisfactorily. The delay in identifying, engaging, qualifying, and training alternative manufacturers or suppliers may be further prolonged, which lead to additional consequences for the NDA approval process, including increased potential that the NDA application will be denied.

Furthermore, the FDA may also change its clearance or approval policies or adopt new laws, regulations, or guidelines in a manner that materially delays or impairs our ability to obtain approval of the NDA for Talicia®. If any of the above-referenced or other issues occur or worsen, we may face substantial additional expenses and otherwise experience delays in obtaining potential FDA approval of the NDA for Talicia® or may never obtain the FDA approval of the NDA for Talicia®.

If third parties do not manufacture Talicia® or our other therapeutic candidates or do not manufacture and sell any products we may promote or commercialize, including our current commercial products, in sufficient quantities, in the required timeframe, and at an acceptable cost and quality, clinical development and commercialization of Talicia® or our other therapeutic candidates or promotion of products we may promote or commercialize could be delayed and sales of any product we may promote or commercialize may be adversely affected.

We do not currently own or operate manufacturing facilities. We rely on, and expect to continue to rely on, third parties to manufacture clinical and commercial quantities of Talicia® or our other therapeutic candidates and products that we may promote or commercialize. There is no guarantee that the manufacturer of Talicia® will be able to supply an adequate and quality product that meets all regulatory requirements in a consistent manner. For Donnatal®, we rely on ADVANZ, which has a manufacturing agreement with a third party to provide sufficient quantities of Donnatal® in the required timeframe. For EnteraGam® we rely on Entera Health and the manufacturer, The Lauridsen Group, Inc., to provide sufficient quantities of EnteraGam® in the required timeframe. For Mytesi®, we rely on Napo, which has a manufacturing agreement with a third party to provide sufficient quantities of Mytesi® in the required timeframe. Our reliance on third parties includes our reliance on them for quality assurance related to regulatory compliance. Our current and anticipated future reliance upon others for the manufacture of our therapeutic candidates and any products that we may promote or commercialize may adversely affect our future operations and our ability to develop therapeutic candidates and commercialize any therapeutic candidates and any products that we may promote or commercialize on a timely and competitive basis.

We may not be able to maintain our existing or future third-party manufacturing arrangements on acceptable terms, if at all. If for some reason our manufacturers or our development or commercialization partners’ manufacturers do not perform as agreed or expected or terminate or fail to renew their agreements with us for any reason, we or our partners may be  required to replace them, in which event we may incur added costs and delays in identifying, engaging, qualifying under applicable regulatory requirements and training any such replacements and entering into agreements with such replacements on acceptable terms. Obtaining the necessary FDA or other regulatory approvals or other qualifications required for changes in manufacturing sites, methods or processes under applicable regulatory requirements could result in a significant interruption of supply. In the case of the manufacturer of Talicia®, in particular, the delay in identifying, engaging, qualifying and training its replacement may be extended, leading to a significant interruption of supply, as some of the active pharmaceutical ingredients (“APIs”) have limited suppliers, which creates additional risks for us. The process on the finished product is complex; therefore, there is no guarantee it will succeed technically, in sufficient quantities in terms of price, or by any other measure. Any such additional costs and delays may adversely impact our ability to obtain regulatory clearances and approvals to commercialize Talicia® or our other therapeutic candidates or any product we may promote or commercialize or make such commercialization or marketing economically unfeasible.

We rely on third parties to manufacture and supply us with high quality APIs in the quantities we require on a timely basis.

We currently do not manufacture any APIs ourselves. Instead, we rely on third-party vendors for the development, manufacture, and supply of our APIs that are used to formulate our therapeutic candidates and products we may promote or commercialize. If these suppliers are incapable or unwilling to meet our current or future needs on acceptable terms or at all, we could experience a delay in obtaining regulatory clearances or approvals for our therapeutic candidates or products that we may promote or commercialize or in conducting clinical trials of our therapeutic candidates and incur additional costs or experience an adverse effect on our sale of any product we may promote or commercialize.

While there may be several alternative suppliers of APIs on the market, for most of our products (but not Mytesi®, as discussed below), we have yet to conclude extensive investigations into the quality or availability of their APIs. With respect to Talicia® or other therapeutic candidates and products we may promote or commercialize, we are dependent on API manufacturers, and there are a limited number of such API manufacturers, which further limits our options. In addition, we do not believe that there are alternative suppliers of APIs for Mytesi®, and we are wholly dependent upon Napo’s ability to source or procure the API; the raw material used to manufacture Mytesi® is a crude plant latex (“CPL”), derived from the Croton lechleri tree, which is found in countries in South America, principally Peru. The ability of Napo’s contract suppliers to harvest CPL is governed by the terms of their respective agreements with local government authorities. Although CPL is available from multiple suppliers, to our knowledge, Napo only has contracts with a small number of suppliers to obtain CPL and arrange its shipment to its contract manufacturer. Accordingly, if Napo’s contract suppliers do not or are unable to comply with the terms of their respective agreements with Napo, and Napo is not able to negotiate new agreements with alternate suppliers on terms that it deems commercially reasonable, it may harm our co-promotion of Mytesi®. The countries from which CPL is obtained could also change their laws and regulations regarding the export of the natural products or impose or increase taxes or duties payable by exporters of such products. Restrictions could be imposed on the harvesting of the natural products or additional requirements could be implemented for the replanting and regeneration of the raw material. Such events could have a significant impact on our co-promotion of Mytesi®. As a result of each of the foregoing circumstances related to Mytesi® and the APIs of other products that we promote or commercialize, we can provide no assurances that supply sources will not be interrupted from time to time. Changing API suppliers or finding and qualifying new API suppliers can be costly and take a significant amount of time. Many APIs require significant lead-time to manufacture. There can also be challenges in maintaining similar quality or technical standards from one manufacturing batch to the next.

If we are not able to find stable, affordable, high quality, or reliable supplies of our APIs, we may not be able to produce enough supplies of our therapeutic candidates or products we may promote or commercialize, which could have a material adverse effect on our reputation, business, financial condition or results of operations.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our therapeutic candidates and reliance on third-party manufacturers for any products that we may promote or commercialize, including our current commercial products.

To date, our therapeutic candidates have been manufactured in relatively small quantities for preclinical testing and clinical trials as well as for other regulatory purposes by third-party manufacturers. If the FDA or other regulatory agencies approve any of our therapeutic candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of our approved therapeutic candidates. In addition, we rely on, and we expect to continue to rely on, third-party manufacturers to produce commercial quantities of our current commercial products or any product that we may gain the rights to in the future to promote or commercialize. These manufacturers may not be able to successfully increase or maintain the manufacturing capacity for any of our therapeutic candidates that may be approved in the future, our current commercial products or any product we may gain the rights to in order to promote or commercialize in the future, in a timely or economic manner, or at all. Except for current FDA regulations with respect to “medical foods,” the significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. Foreign regulatory agencies may also require the approval of additional validation studies for scaling up the manufacturing process of any of our products, including “medical foods.” If the third-party manufacturers are unable to successfully increase or maintain the manufacturing capacity for a therapeutic candidate or for products that we may promote or commercialize, or if we are unable to secure replacement third-party manufacturers or unable to establish our own manufacturing capabilities, the commercial launch of any approved products may be delayed or there may be a shortage in supply which could have a material adverse effect on our reputation, business, financial condition or results of operations.

Reliance on third-party manufacturers entails risks, including, but not limited to:

•	manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over Talicia® or any future product candidates, if approved, or otherwise do not satisfactorily perform according to the terms of their agreements with us;
•	delays in obtaining regulatory approval for Talicia® or any future product candidates, if our third-party manufacturers fail to satisfy FDA inspectors in connection with pre-approval inspections or otherwise fail to comply with regulatory requirements;
•	the possible termination or nonrenewal of manufacturing agreements by the third-party manufacturers at a time that is costly or inconvenient for us;
•	the possible breach of manufacturing agreements by third-party manufacturers; and
•	product loss or serious adverse events due to contamination, equipment failure, or improper installation or operation of equipment or operator error.

We and our third-party manufacturers or our partners’ manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities, such as applicable current good manufacturing practices and other quality-based regulations.

We and our third-party manufacturers or our partners’ manufacturers are, and will be, required to adhere to laws, regulations, and guidelines of the FDA and other foreign regulatory authorities setting forth cGMP. These laws, regulations and guidelines cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our therapeutic candidates with varying cGMP rigors depending on what phase each of our respective therapeutic candidates is in with respect to its drug development process and any products we may promote or commercialize, including our current commercial products. We and our third-party manufacturers and our partners’ manufacturers may not be able to comply with applicable laws, regulations, and guidelines. We and our third-party manufacturers and our partners’ manufacturers are, and will be, subject to unannounced inspections by the FDA, state regulators and similar foreign regulatory authorities outside the U.S. Our failure, or the failure of our third-party manufacturers or our partners’ manufacturers, to comply with applicable laws, regulations and guidelines could result in the imposition of sanctions on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our therapeutic candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of our therapeutic candidates and commercially-marketed products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect regulatory approval and supplies of our therapeutic candidates and commercially-marketed products, and materially and adversely affect our reputation, business, financial condition or results of operations.

Furthermore, changes in the manufacturing process or procedure, including a change in the location where the product is manufactured or a change of a third-party manufacturer, will require prior FDA or other regulatory review and/or approval of the manufacturing process and procedures in accordance with the FDA’s regulations or comparable foreign requirements. This review may be costly and time consuming and could delay or prevent the launch or commercial production of a product. The new facility will also be subject to pre-approval inspection. In addition, we have to demonstrate that the product made at the new facility is equivalent to the product made at the former facility by physical and chemical methods, which are costly and time consuming. It is also possible that the FDA may require clinical testing as a way to prove equivalency, which would result in additional costs and delay, and may also result in delays in approval or commercialization of a product or render it unfeasible.

Even if our therapeutic candidates or any product we may promote or commercialize, receive, have received regulatory clearance or approval or do not require regulatory clearance or approval, they may not become commercially viable products.

None of our therapeutic candidates have been cleared or approved for marketing, and none of our therapeutic candidates is currently being marketed or commercialized in any jurisdiction. We were granted certain rights to promote our current commercial products in certain U.S. territories and to commercialize EnteraGam®. Even if any of our therapeutic candidates or any product we may promote or commercialize receive, have received or do not require regulatory clearance or approval, it may not become a commercially viable product. For example, even if we or our development or commercialization partners receive regulatory clearance or approval to market a therapeutic candidate or receive regulatory clearance or approval to promote or commercialize any product, the clearance or approval may be subject to limitations on the indicated uses or subject to labeling or marketing restrictions, which could materially and adversely affect their marketability and profitability. In addition, a new therapeutic candidate may appear promising at an early stage of development or after clinical trials but never reach the market, or it may reach the market but not result in sufficient product sales, if any. A therapeutic candidate or any product that we may promote or commercialize, may not result in commercial success for various reasons, including but not limited to:

•	difficulty in large-scale manufacturing, including yield and quality;
•	low market acceptance by physicians, healthcare payors, patients and the medical community as a result of lower demonstrated clinical safety or efficacy compared to products, prevalence, and severity of adverse side effects, or other potential disadvantages relative to alternative treatment methods;
•	insufficient or unfavorable levels of reimbursement from government and/or commercial payors, such as, for example, Medicare, Medicaid, and applicable private insurance companies, health maintenance organizations, and other health plan administrators;
•	infringement on proprietary rights of others for which we or our development or commercialization partners have not received licenses;
•	incompatibility with other therapeutic candidates or marketed products;
•	other potential advantages of alternative treatment methods and competitive forces or advancements that may make it more difficult for us to penetrate a particular market segment, if at all;
•	ineffective marketing, sales, and distribution activities and support;

•	lack of significant competitive advantages over existing products on the market;
•	lack of cost-effectiveness or unfavorable pricing compared to other alternatives available on the market;
•	inability to generate sufficient revenues to sustain our business operations in accordance with our plan from the sale or marketing of a product in view of the economic arrangements that we have with commercialization or other partners;
•	changes to product labels, indications or other relevant information that may trigger additional regulatory requirements that may have a direct or indirect impact on commercialization of our products;
•	inability to establish collaborations with third-party development or commercialization partners on acceptable terms, or at all, and our inability or unwillingness, for cost or other reasons, to commercialize our own products (to the extent any are approved for commercialization at the time of any such collaboration issues);
•	timing of market introduction of competitive products, including from generic competitors; and
•	changes in any laws, regulations, or other relevant policies related to drug pricing or other marketing conditions and requirements that may directly or indirectly limit, restrict, or otherwise negatively impact our ability or success in marketing and/or commercializing certain or all products approved for commercialization at the time of the applicable change.

Physicians, various other health care providers, patients, payors or the medical community, in general, may be unwilling to accept, utilize or recommend any of our approved therapeutic candidates and any product we may promote or commercialize. If we are unable, either on our own or through third parties, to manufacture, commercialize or market our proposed formulations, therapeutic candidates or any product we may promote or commercialize when planned, or to develop them commercially, we may not achieve any market acceptance or generate meaningful revenue.

Our relationships with customers, physicians, and third-party payors will be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Healthcare providers, physicians and third-party payors in the United States and elsewhere will play a primary role in the recommendation and prescription of any drug candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors may subject us to various federal and state fraud and abuse laws and other health care laws, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws and the law commonly referred to as the Physician Payments Sunshine Act and regulations. These laws will impact, among other things, our clinical research, proposed sales, marketing and educational programs. In addition, we may be subject to patient privacy laws by both the federal government and the states in which we conduct or may conduct our business. The laws that will affect our operations include, but are not limited to:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in return for the purchase, recommendation, leasing or furnishing of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•	federal civil and criminal false claims laws, including, without limitation, the False Claims Act, and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other government payors that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing a scheme or making false or fraudulent statements to defraud any healthcare benefit program, regardless of the payor (e.g., public or private);

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, and as amended again by the final HIPAA omnibus rule, Modifications to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules Under HITECH and the Genetic Information Nondiscrimination Act; Other Modifications to HIPAA, published in January 2013, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization by entities subject to the rule, such as health plans, health care clearinghouses and health care providers, and their respective business associates;

•	federal transparency laws, including the federal Physician Payments Sunshine Act, which is part of PPACA, that require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to: (i) payments or other “transfers of value’’ made to physicians and teaching hospitals; and (ii) ownership and investment interests held by physicians and their immediate family members;

•	state and foreign law equivalents of each of the above federal laws, state laws that require manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or to adopt compliance programs as prescribed by state laws and regulations, or that otherwise restrict payments that may be made to healthcare providers; and

•	state and foreign laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws.

It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

We could be adversely affected if healthcare reform measures substantially change the market for medical care or healthcare coverage in the U.S.

On March 23, 2010, President Obama signed the “Patient Protection and Affordable Care Act” (P.L. 111-148) and on March 30, 2010, the signed the “Health Care and Education Reconciliation Act” (P.L. 111-152), collectively commonly referred to as the “Healthcare Reform Law.” The Healthcare Reform Law included a number of new rules regarding health insurance, the provision of healthcare, conditions to reimbursement for healthcare services provided to Medicare and Medicaid patients, and other healthcare policy reforms. Through the law-making process, substantial changes have been and continue to be made to the current system for paying for healthcare in the U.S., including changes made to extend medical benefits to certain Americans who lacked insurance coverage and to contain or reduce healthcare costs (such as by reducing or conditioning reimbursement amounts for healthcare services and drugs, and imposing additional taxes, fees, and rebate obligations on pharmaceutical and medical device companies). This legislation was one of the most comprehensive and significant reforms ever experienced by the U.S. in the healthcare industry and has significantly changed the way healthcare is financed by both governmental and private insurers. This legislation has impacted the scope of healthcare insurance and incentives for consumers and insurance companies, among others. Additionally, the Healthcare Reform Law’s provisions were designed to encourage providers to find cost savings in their clinical operations. Pharmaceuticals represent a significant portion of the cost of providing care. This environment has caused changes in the purchasing habits of consumers and providers and resulted in specific attention to the pricing negotiation, product selection and utilization review surrounding pharmaceuticals. This attention may result in our therapeutic candidates and products we may promote or commercialize, including our current commercial products, being chosen less frequently or the pricing being substantially lowered. At this stage, it is difficult to estimate the full extent of the direct or indirect impact of the Healthcare Reform Law on us.

These structural changes could entail further modifications to the existing system of private payors and government programs (such as Medicare, Medicaid, and the State Children’s Health Insurance Program), creation of government-sponsored healthcare insurance sources, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact the reimbursement for prescribed drugs and pharmaceuticals, including our current commercial products, those we and our development or commercialization partners are currently developing and/or those that we may promote or commercialize in the future. If reimbursement for our approved therapeutic candidates, products we currently commercialize or promote, or any product we may promote or commercialize is substantially reduced or otherwise adversely affected in the future, or rebate obligations associated with them are substantially increased, it could have a material adverse effect on our reputation, business, financial condition or results of operations.

Extending medical benefits to those who currently lack coverage will likely result in substantial costs to the U.S. federal government, which may force significant additional changes to the healthcare system in the U.S. Much of the funding for expanded healthcare coverage may be sought through cost savings. While some of these savings may come from realizing greater efficiencies in delivering care, improving the effectiveness of preventive care and enhancing the overall quality of care, much of the cost savings may come from reducing the cost of care and increased enforcement activities. Cost of care could be reduced further by decreasing the level of reimbursement for medical services or products (including those therapeutic candidates currently being developed by us or our development or commercialization partners or any product we may promote or commercialize, including our current commercial products), or by restricting coverage (and, thereby, utilization) of medical services or products. In either case, a reduction in the utilization of, or reimbursement for, any therapeutic candidate or any product we may promote or commercialize, including our current commercial products, or for which we receive marketing approval in the future, could have a material adverse effect on our reputation, business, financial condition or results of operations.

Several states and private entities initially mounted legal challenges to the Healthcare Reform Law, and they continue to litigate various aspects of the legislation. On July 26, 2012, the U.S. Supreme Court generally upheld the provisions of the Healthcare Reform Law at issue as constitutional. However, the U.S. Supreme Court held that the legislation improperly required the states to expand their Medicaid programs to cover more individuals. As a result, the states have a choice as to whether they will expand the number of individuals covered by their respective state Medicaid programs. Some states have not expanded their Medicaid programs and have chosen to develop other cost-saving and coverage measures to provide care to currently uninsured individuals. Many of these efforts to date have included the institution of Medicaid-managed care programs. The manner in which these cost-saving and coverage measures are implemented could have a material adverse effect on our reputation, business, financial condition or results of operations.

Further, the healthcare regulatory environment has seen significant changes in recent years and is still in flux.  Legislative initiatives to modify, limit, replace, or repeal the Healthcare Reform Law and judicial challenges continue, and may increase in light of the current administration and legislative environment.  We cannot predict the impact on our business of future legislative and legal challenges to the Healthcare Reform Law or other changes to the current laws and regulations. The financial impact of U.S. healthcare reform legislation over the next few years will depend on a number of factors, including the policies reflected in implementing regulations and guidance and changes in sales volumes for therapeutics affected by the legislation. From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing coverage, reimbursement, and marketing of pharmaceutical products. In addition, third-party payor coverage and reimbursement policies are often revised or interpreted in ways that may significantly affect our business and our products.

Since taking office, President Trump has continued to support the repeal of all or portions of the Healthcare Reform Law. President Trump has also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Healthcare Reform Law and in which he directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Healthcare Reform Law to the maximum extent permitted by law. Congress has enacted legislation that repeals certain portions of the Healthcare Reform Law, including but not limited to the Tax Cuts and Jobs Act, passed in December 2017, which included a provision that eliminates the penalty under the Healthcare Reform Law’s individual mandate, effective January 1, 2019, as well as the Bipartisan Budget Act of 2018, passed in February 2018, which, among other things, repealed the Independent Payment Advisory Board (which was established by the Healthcare Reform Law and was intended to reduce the rate of growth in Medicare spending). There have also been more recent examples of judicial challenges, such as federal judges attempting to invalidate the entire Healthcare Reform Law based on the individual mandate. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold.

Third-party payors may not adequately reimburse customers for any of our therapeutic candidates that are approved or cleared for marketing or for products that we may promote or commercialize, including our current commercial products, and may impose coverage restrictions or limitations that affect their use.

Our revenues and profits depend heavily upon the availability of adequate reimbursement for the use of our approved or cleared therapeutic candidates, our current commercial products, and any products that we may promote or commercialize, from governmental or other third-party payors, both in the U.S. and in foreign markets. Reimbursement by a third-party payor may depend upon a number of factors, including, but not limited to, the third-party payor’s determination that the use of an approved or cleared therapeutic candidate or product is:

•	a covered benefit under its health plan;
•	safe, effective and medically necessary;
•	appropriate for the specific patient;
•	cost-effective; and
•	neither experimental nor investigational.

Obtaining reimbursement approval for a therapeutic candidate or for any product that we may promote or commercialize, including our current commercial products, from any government or other third-party payor is a time-consuming and costly process that could require us or our development or commercialization partners to provide supporting scientific, clinical and cost-effectiveness data for the use of our therapeutic candidates or any product that we currently, or may, promote or commercialize to each payor. Even when a payor determines that a therapeutic candidate or a product that we promote or commercialize is eligible for reimbursement under its criteria, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or other foreign regulatory authorities, or may impose restrictions, such as prior authorization requirements, or may simply deny coverage altogether. Reimbursement rates may vary according to the use of the therapeutic candidate or the use of any product that we promote or commercialize and the clinical setting in which it is used, may be based on payments allowed for lower-cost products that are already reimbursed, may be incorporated into existing payments for products or services, and may reflect budgetary constraints or imperfections in Medicare, Medicaid or other data used to calculate these rates. In particular, reimbursement for our products may not be available from Medicare or Medicaid, and reimbursement from other third-party payors may be limited, reduced or revoked. For example, reimbursement for Donnatal® has been limited and is mostly available only through private payors, with certain restrictions, such as prior authorization requirements. In addition, because EnteraGam® is a “medical food” it is subject to unique FDA regulations and requirements that may limit its market potential. Overall, our ability to get reimbursement coverage for our commercial products has historically been limited. Successful commercialization of our current commercial products requires a conducive reimbursement environment. If our products do not receive adequate reimbursement coverage, or if reimbursement coverage is reduced or otherwise adversely affected, then their respective commercial prospects could be severely limited. Although certain payors may currently provide some form of coverage for our commercial products, payors may suspend or discontinue reimbursement at any time, may require or increase co-payments from patients, may impose restrictions or limitations on coverage, or may reduce reimbursement rates for our products. If we fail to establish broad adoption of and reimbursement for our commercial products, or if we are unable to maintain any existing reimbursement from payors, our ability to generate revenue could be harmed and this could have a material adverse effect on our reputation, business, financial condition or results of operations. In addition to our existing commercial products, any new product we may promote or commercialize in the future may require that we expend substantial time and resources in order to obtain and retain reimbursement, and any of these efforts may not be successful.

In the U.S., there have been, and we expect that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for our therapeutic candidates or for any product that we may promote or commercialize in the U.S. In addition, there is a growing emphasis on comparative effectiveness research, both by private payors and by government agencies. To the extent other drugs or therapies are found to be more effective than our products, payors may elect to cover such therapies in lieu of our products or reimburse our products at a lower rate. Legislation that reduces reimbursement for our therapeutic candidates could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our therapeutic candidates, if approved, or for any product that we may promote or commercialize, including our current commercial products. This could materially and adversely impact our reputation, business, financial condition or results of operations by reducing our ability to generate meaningful revenue, raise capital, obtain additional collaborators and market. At this stage, we are unable to estimate the extent of the direct or indirect impact of any such federal and state proposals.

Furthermore, the Centers for Medicare and Medicaid Services frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and both the Centers for Medicare and Medicaid Services and other third-party payors may have sufficient market power to demand significant price reductions. Price reductions or other significant coverage policies or payment limitations could materially and adversely affect our reputation, business, financial condition or results of operations.

Risks Related to Potential Acquisitions

If we acquire products or companies that own rights to, or otherwise acquire commercialization and related rights to, products, such transaction could result in additional costs, integration or operating difficulties, dilution and other adverse consequences.

Part of our strategy is to identify and acquire rights to products that have been cleared or approved for marketing in the U.S. or elsewhere, and in particular, those with a therapeutic focus on GI or with therapeutic activities which are overlapping or complementary to our existing commercial activities. Management has evaluated, and expects to continue to evaluate, a wide array of potential strategic acquisitions. From time to time, management may engage in discussions regarding potential acquisitions or licensing of rights to certain products management believes are critical to our business. Any one of these transactions could have a material effect on our financial condition and operating results. In connection with these acquisitions or licensing transactions, we may:

•	issue equity securities that may substantially dilute our shareholders’ percentage of ownership;
•	be obligated to make milestone, royalty or other contingent or non-contingent payments;
•	incur debt or non-recurring and other charges, or assume liabilities; and
•	incur amortization expenses related to intangible assets or incur large and immediate write-offs of assets or goodwill or impairment charges.

In addition, the process of integrating an acquired product, company, business or technology may create operating difficulties and expenditures and pose numerous additional risks to our operations, including:

•	difficulty and expense in integrating the acquired product, company, business or technology and personnel in accordance with our business strategy and existing operations, including the failure to achieve the expected benefits and synergies;
•	failure to manufacture or supply the acquired product economically or successfully commercialize or achieve market acceptance of the acquired product;
•	exposure to liabilities of the acquired product or company, including known or unknown risks relating to the validity or enforceability of patents, expiration of patents or exclusivity rights, generic competition, product defects or product liability claims;
•	disruption of our business and diversion of our management’s and technical personnel’s time and attention from their day-to-day responsibilities;
•	adverse effects on our operating results or financial condition, including due to expenditures or acquisition-related costs, costs of commercialization or amortization or impairment costs for acquired goodwill and other intangible assets;
•	impairment of relationships with key suppliers and manufacturers due to changes in management and ownership and difficulty in maintaining existing agreements, licenses and other arrangements or rights on substantially similar terms as existed prior to the acquisition;
•	regulatory changes and market dynamics after the acquisition; and
•	potential loss of key employees, particularly those of the acquired entity.

If any of the above events (or more) occur, or if we cannot effectively manage or respond to such events following one or more acquisitions, they may have material adverse effect on our business, results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	our ability to obtain additional financing;
•	our receipt and timing of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;
•	the initiation, timing, progress, and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;
•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;
•	our reliance on third parties to conduct key portions of our clinical trials, including data management services, and the potential for those third parties to not perform satisfactorily;

•	our ability to establish and maintain corporate collaborations;
•	that products we promote or commercialize may be withdrawn from the market by regulatory authorities and our need to comply with continuing laws, regulations and guidelines to maintain clearances and approvals for our products;
•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and to maintain our own marketing and commercialization capabilities;
•	the research, manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates or commercial products;
•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, preclinical studies or clinical trials;
•	the implementation of our business model, strategic plans for our business, therapeutic candidates and commercial products;
•	the impact of other companies and technologies that compete with us within our industry;
•	our estimates of the markets, their size, characteristics and their potential for our therapeutic candidates and commercial products and our ability to serve those markets;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing or violating the intellectual property rights of others;
•	parties from whom we license or acquire our intellectual property defaulting in their obligations toward us;
•	the failure by a licensor or a partner of ours to meet their respective obligations under our acquisition, in-license or other development or commercialization agreements or renegotiate the obligations under such agreements, or if other events occur that are not within our control, such as bankruptcy of a licensor or a partner;
•	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats; and
•	the impact of the political and security situation in Israel and in the U.S. on our business.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2019. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2019
Actual
(in thousands)

Total debt (1)	$17,778
Ordinary shares, par value NIS 0.01 per share	767
Additional paid-in capital	219,505
Warrants	13
Accumulated deficit	(188,368)
Total shareholders’ equity	31,904
Total capitalization	$49,695

(1)	Represents $14,053 thousand under current liabilities, mainly accounts payable and accrued expenses.

OFFER AND LISTING DETAILS

Our ADSs have been trading on the Nasdaq Global Market under the symbol “RDHL” since July 20, 2018. From December 26, 2013 until July 19, 2018 our ADSs were traded on the Nasdaq Capital Market. Our ordinary shares have been trading on the TASE under the symbol "RDHL" since February 3, 2011. Prior to that date, there was no public market for our ordinary shares.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, for potential acquisitions and to support commercial operations.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.01 per share, can be found in Item 10B of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents 10 of our ordinary shares, can be found in Item 12 of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material Israeli and United States federal income tax consequences;
•	the anti dilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each shareholder;
•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;
•	through broker-dealers;
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our ordinary shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019, as amended on May 15, 2019; and
•	reports on Form 6-K filed on February 26, 2019, March 4, 2019, May 7, 2019 (two filings), May 9, 2019, May 16, 2019, May 21, 2019, May 28, 2019, June 10, 2019, June 24, 2019, July 3, 2019, and July 23, 2019 (two filings).

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 6473921, Israel, Attn: Dror Ben-Asher, telephone number: +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed RedHill Biopharma Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$18,180.00
FINRA fees	$23,000.00
Legal fees and expenses	$10,000.00
Accountants fees and expenses	$5,000.00
Miscellaneous	$5,000.00

Total	$61,180.00

American Depositary Shares representing        Ordinary Shares

RedHill Biopharma Ltd.

___________________________________

PROSPECTUS SUPPLEMENT
___________________________________

Sole Book-Running Manager

Cantor

                       , 2021